Filed pursuant to Rule 424(b)(5)
Registration No. 333-256087

Prospectus Supplement

(To Prospectus dated May 21, 2021)

33,333,334 Ordinary Shares

METEN HOLDING GROUP LTD.

We are offering 33,333,334 ordinary shares, par value US$0.0001 per share (the “ordinary shares”), directly to certain institutional investors pursuant to that certain securities purchase agreement, dated November 9, 2021, at a purchase price of US$0.60 per share.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “METX.” On November 10, 2021, the last reported sale price of our ordinary shares on Nasdaq was US$0.58 per share.

We have retained Aegis Capital Corp. as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-55 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of November 8, 2021, was approximately US$184.90 million, which was calculated based on 284,459,326 ordinary shares held by non-affiliates as of November 8, 2021 and a per share price of US$0.65, which was the closing price of our ordinary shares on Nasdaq on November 8, 2021.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, our variable interest entities, or VIEs, and their subsidiaries in the People’s Republic of China. We control and receive the economic benefits of the VIEs and their subsidiaries’ business operations through certain contractual arrangements. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in China. The VIE structure is used to replicate foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the VIEs and their subsidiaries. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries.

Because we do not directly hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of English language training service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. See “Risk Factors — Risks Related to our Corporate Structure,” “Risk Factors — Risks Related to Doing Business in China,” and “Risk Factors — Risks Related to This Offering and our Ordinary Shares.”

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Public offering price	$0.60	$20,000,000
Placement agent’s fees (1)	$0.042	$1,400,000
Proceeds, before expenses, to us	$0.558	$18,600,000

(1)	We will pay the placement agent a placement agent fee equal to 7.0% of the gross proceeds of the offering and certain expenses incurred in this offering. See “Plan of Distribution” on page S-55 of this prospectus supplement for more information regarding the compensation to placement agent.

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about November 12, 2021, subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is November 9, 2021

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 13, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-256087), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on May 21, 2021. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0001 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling ordinary shares in this offering. Other than ordinary shares being sold pursuant to this offering, within the past twelve months, we sold $101.98 million of securities under this shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“after-school language training” are to academic English language training services provided to K-12 students;

●	“we,” “us,” “our Company,” “the Company” and “our” are to Meten Holding Group Ltd. and its subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

●	“ELT” are to English language training;

●	“general ELT” are to services that help students improve their English language skills, particularly English communication skills;

●	“gross billings” are to the total amount of cash received for the sales of our products and services during a specific period of time, net of the total amount of refunds for that period, which is not a measure under U.S. GAAP;

●	“learning center” are to the physical establishment of an education facility providing general adult ELT, junior ELT and international standardized test preparation under our overseas training services at a specific geographic location in the PRC, directly operated by the VIEs and their respective subsidiaries or operated by franchise partners;

●	“offline ELT” are to our offline services, which include general adult ELT, junior ELT and overseas training services;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“student enrollments” or “student enrollment” are to the number of actual new sales contracts entered into between Meten and its students, excluding the number of refunded contracts and contracts with no revenue generated during a specified period of time;

●	“test-oriented ELT” are to services that help students achieve higher scores in specific standardize tests, including TOEFL, IELTS, GRE, SAT and other international standardized examinations;

●	“tier one cities” are to Beijing, Shanghai, Guangzhou and Shenzhen;

●	“tier two cities” are to provincial capitals, regional centers or economically developed cities in China, including, among others, Chengdu, Hangzhou, Chongqing, Wuhan and Tianjin;

●	“tier three cities” and “tier four cities” are to small- to mid-sized cities in China that are strategically located or have relatively developed or large local economy;

●	“dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“variable interest entities” or “VIEs” are to Shenzhen Meten International Education Co., Ltd., or Shenzhen Meten, and Shenzhen Likeshuo Education Co., Ltd., or Shenzhen Likeshuo, which are PRC companies in which Meten does not have equity interests but whose financial results have been consolidated by Meten in accordance with U.S. GAAP due to Meten having effective control over, and being the primary beneficiary of, these companies; and “affiliated entities” refers to VIEs, the VIEs’ direct and indirect subsidiaries, and the VIEs’ affiliated entities that are registered as private non-enterprise institutions under the PRC laws; and

●	years are to the calendar year from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Many of the forward- looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 2 of the accompanying prospectus. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our courses and other products and services;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to retain and increase our student enrollment;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to engage, train and retain new teachers and consultants;

●	our ability to maintain and improve technology infrastructure necessary to operate our online platform;

●	our expectations regarding the demand for, and market acceptance of, our services and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the English Language Training (“ELT”) market;

●	assumptions underlying or related to any of the foregoing;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands. As a holding company with no material business operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, the VIEs and their subsidiaries in China. We control and receive the economic benefits of the VIEs and their subsidiaries’ business operations through certain contractual arrangements. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in China. The VIE structure is used to replicate foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the VIEs and their subsidiaries. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries.

Contractual arrangements were entered into by and among our wholly owned PRC subsidiary, our VIE and the shareholders of our VIE, which include voting rights proxy agreement and powers of attorney, equity pledge agreement, spousal consent letters, exclusive business cooperation agreement, and exclusive option agreement. These contractual arrangements enable us to (i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in and/or assets of our VIE when and to the extent permitted by PRC laws. See “— Contractual Arrangements among WFOEs, the VIEs and their shareholders.”

The chart below illustrates our corporate and shareholding structure:

(1)	Shenzhen Meten is owned as to 27.3250% by Mr. Jishuang Zhao, 13.8080% by Mr. Siguang Peng, 13.0829% by Mr. Yupeng Guo, 10.3918% by Xinyu Meilianzhong Investment Management Centre (Limited Partnership), or Xinyu Meilianzhong, 4.9146% by Mr. Yun Feng, 3.9957% by Xinyu Meilianxing Investment Management Centre (Limited Partnership), or Xinyu Meilianxing, 3.6719% by Mr. Jun Yao, 3.1719% by Ms. Tong Zeng, 3.5431% by Xinyu Meilianchou Investment Management Centre (Limited Partnership), or Xinyu Meilianchou, 3.0000% by Shenzhen Daoge No.11 Education Investment Partnership (Limited Partnership), or No. 11 Daoge, 1.5781% by Shenzhen Daoge Growth No.3 Investment Fund Partnership (Limited Partnership), or No. 3 Daoge, 1.5090% by Shenzhen Daoge Growth No.6 Investment Fund Partnership (Limited Partnership), or No. 6 Daoge, 0.8722% by Shenzhen Daoge Growth No.5 Investment Fund Partnership (Limited Partnership), or No. 5 Daoge, 0.5000% by Mr. Yongchao Chen, 4.0000% by Zhihan (Shanghai) Investment Center (Limited Partnership), or Shanghai Zhihan, 3.6358% by Shenzhen Daoge No.21 Investment Partnership (Limited Partnership), or No. 21 Daoge and 1.0000% by Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership), or Hangzhou Muhua.

(2)	Shenzhen Likeshuo is owned as to 27.3250% by Mr. Jishuang Zhao, 13.8080% by Mr. Siguang Peng, 13.0829% by Mr. Yupeng Guo, 10.3918% by Xinyu Meilianzhong, 4.9146% by Mr. Yun Feng, 3.9957% by Xinyu Meilianxing, 3.6719% by Mr. Jun Yao, 3.1719% by Ms. Tong Zeng, 3.5431% by Xinyu Meilianchou, 3.0000% by No. 11 Daoge, 1.5781% by No. 3 Daoge, 1.5090% by No. 6 Daoge, 0.8722% by No. 5 Daoge, 0.5000% by Mr. Yongchao Chen, 4.0000% by Shanghai Zhihan, 3.6358% by No. 21 Daoge and 1.0000% by Hangzhou Muhua.

(3)	Primarily involved in operating our “Shuangge English” App.

(4)	Primarily involved in providing our general adult ELT, overseas training services and junior ELT.

(5)	Primarily involved in providing our online ELT.

Risks associated with our corporate structure and VIE contractual arrangements

Because we do not directly hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of ELT service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless.

The contractual arrangements may not be as effective as direct ownership in providing operational control. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. In the event that the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors — Risk Related to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership.”

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, and the lack of PCAOB inspection on our predecessor auditor. As of the date of this prospectus supplement, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain how the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Our predecessor auditor who issued an audit report included in our annual report for the fiscal year ended December 31, 2020 is located in China. Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Our Company

Business Overview

We are one of the leading ELT service providers in China. China’s ELT market is segmented into general ELT, test-oriented ELT and after-school language training sectors. We offer a comprehensive ELT service portfolio comprising of general adult ELT, junior ELT, overseas training services, online ELT and other English language-related services to students from a wide range of age groups. We conduct our business through our offline-online business model designed to maximize compatibility within our business segments in order to scale up at relatively low costs.

As of June 30, 2021, we had a nationwide offline learning center network of 92 self-operated learning centers (including learning centers under the “ABC” brand of ABC Education Group, which we acquired in June 2018) covering 25 cities in 15 provinces, autonomous regions and municipalities in China, and 10 franchised learning centers (including franchised learning centers under the “ABC” brand) covering 9 cities in 9 provinces and municipalities in China. Leveraging our experience gained from operating offline learning centers, we launched our online English learning platform “Likeshuo” in 2014 to further expand our service reach to a larger student base. As of June 30, 2021, we had approximately 1.9 million registered users on our “Likeshuo” platform and cumulatively over 340,000 paying users who purchased our online ELT courses or trial lessons. As of the same date, the cumulative number of student enrollments for our online ELT courses since 2014 was approximately 200,000 and we had delivered over 6.05 million accumulated course hours to our students online. We take advantage of our business model of combining our offline learning center network and online platform to deepen our market penetration and further develop our business.

Our qualified personnel, centralized management system driven by artificial intelligence, and technical expertise enable us to create a learning environment that caters to the specific learning demands of our students. We have experienced teaching staff and development team members, who are supported by our centralized teaching and management systems to optimize our students’ learning experiences. As of June 30, 2021, we had a team of 1,544 full-time teachers, study advisors and teaching service staff, of which 669 were study advisors and teaching service staff for our offline and online businesses. As of the same date, we also had 136 full-time and part-time foreign teachers from English-speaking countries for our offline ELT services. We have a dedicated content development team focusing on developing practical and innovative education materials independently and in collaboration with our strategic partners. We have built highly centralized and scalable management systems to manage our teaching, marketing, finance and human resources activities across our offline and online businesses. In addition to our management systems, we have made significant investments in developing platforms and systems to support our teaching activities. For example, we utilize the intelligent tracking and learning coaching function of our artificial intelligence-driven teaching management systems to record and analyze our students’ real-time learning process and personalize the course content to address their learning needs.

We plan to venture into the blockchain and cryptocurrency business. For this new line of business, we are contemplating purchasing mining machines and non-fungible token assets and placing them into operations in the U.S. or Canada. We may also build our own mining farm, and we are currently searching for low-cost natural gas, oil mines, and other suitable sites in Canada. We also expect to provide mining operations and custodian services for other mining service providers in the future. As of the date of this prospectus supplement, we have entered into a strategic cooperation agreement with AGM Group Holdings Inc. (Nasdaq: AGMH) with respect to the development of our blockchain and cryptocurrency mining business. However. there is no assurance that our business strategies in connection with our business venture into the blockchain and cryptocurrency business could be successfully implemented.

Corporate Information

Our principal executive office is located at 3rd Floor, Tower A, Tagen Knowledge & Innovation Center, 2nd Shenyun West Road, Nanshan District, Shenzhen, Guangdong Province 518000, People’s Republic of China. Our telephone number at this address is +86 755 8294-5250. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is https://investor.metenedu-edtechx.com. The information contained in our website is not a part of this prospectus supplement.

The Offering

Securities offered by us pursuant to this prospectus supplement	33,333,334 ordinary shares

Offering Price of Ordinary Share	US$0.60 per ordinary share

Total ordinary shares outstanding before this offering	307,809,510 ordinary shares

Total ordinary shares outstanding immediately after this offering	341,142,844 ordinary shares

Use of proceeds	We intend to use the net proceeds from this offering for capital expenditure, working capital and general corporate purposes. See “Use of Proceeds” on page S-52 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “METX.”

Unless otherwise indicated, the number of shares outstanding prior to and after this offering is based on 307,809,510 ordinary shares issued and outstanding as of November 8, 2021. The number of outstanding shares does not include 5,316,025 ordinary shares underlying the 5,316,025 warrants outstanding as of November 8, 2021. The number of outstanding shares does not include:

i.	5,316,025 ordinary shares underlying the 5,316,025 warrants outstanding as of November 8, 2021;

ii.	11,000,000 shares reserved for issuance to the former Meten shareholders upon achievement of milestone targets; and

iii.	500,000 shares reserved under the unit purchase options granted to Chardan Capital Markets, LLC and I-Bankers Securities, Inc. (including 250,000 ordinary shares included in the units and 250,000 ordinary shares underlying the 250,000 warrants included in the units).

On December 7, 2020, we filed a tender offer statement on Schedule TO, as amended (File number: 005-91479) in relation to our offer to the holders of outstanding warrants to purchase 12,705,000 ordinary shares, each with an exercise price of $11.50 per share, the opportunity to exercise the warrants at a temporarily reduced price of $1.40 per ordinary share. The tender offer for warrants terminated on January 5, 2021. Effective January 6, 2021, we temporarily reduced the exercise price of all outstanding warrants to $2.50 per share, and added a “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire ordinary shares at an effective price per share that is lower than the then exercise price of the warrants, subject to customary exceptions (the “Temporary Reduction Period”). As a result of our offering of 40,000,000 ordinary shares at a price of $1.0 per share, which was on May 25, 2021, the exercise price of the warrants was reduced to $1.0 per warrant. On September 7, 2021, we closed our offering of $60 million of ordinary shares and pre-funded warrants, at a price of $0.30 per share and $0.2999 per pre-funded warrant. As a result of that offering, the exercise price of the warrants was reduced to $0.30 per warrant. As of the date of this prospectus supplement, the Temporary Reduction Period has not been terminated. The exercise price of our outstanding warrants will be reset to $11.50 per share on the date following which the closing price of our ordinary shares has been equal to or greater than $3.00 per share for at least twenty (20) trading days during the preceding thirty (30) trading day period, and such exercise price will no longer be subject to the “full-ratchet” anti-dilution protection. The one-time full-ratchet anti-dilution protection will also terminate upon the closing of bona fide equity financing (meaning raising gross proceeds of at least $10 million) by the Company at a per share price above $2.50 during the Temporary Reduction Period.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31, 2020 and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Relating to Our Business and Operations

Failure to attract and retain students to enroll in our courses would have a material adverse impact on our business and prospects.

The success of our business depends primarily on the number of student enrollments in the offline courses we offer at our learning centers, the number of paying users on our “Likeshuo” online platform, and the amount of our course fees. As a result, our ability to attract students to enroll in our courses is critical to the continued success and growth of our business. This, in turn, will depend on several factors, including, among others, our ability to develop new educational programs and enhance existing educational programs to respond to the changes in market trends, student demands and government policies, to maintain our consistent and high teaching quality, to market our programs to a broader prospective student base, to develop additional high-quality educational content, sites and availability of our learning centers and to respond effectively to competitive market pressures.

If our students perceive that our education quality deteriorated due to unsatisfying learning experiences, which may be subject to a number of subjective judgments that we have limited or no influence over, our overall market reputation may diminish, which in turn may affect our word-of-mouth referrals and ultimately our student enrollment. In addition, the expansion of our offering of courses and services may not succeed due to competition, our failure to effectively market our new courses and services, maintain the quality of our courses and services, or other factors. We may be unable to develop and offer additional educational content on commercially reasonable terms and in a timely manner, or at all, to keep pace with changes in market trends and student demands. Moreover, we cannot assure you that we will always be able to maintain or increase our course fee levels without compromising our student enrollment, which may materially and adversely affect our revenues and profitability. In addition, international relations and policies related to overseas study of Chinese students may become volatile or unfavorable to our existing and prospective students who plan to study abroad due to various factors that are beyond our control, which could materially and adversely affect our business, results of operations, financial condition and prospects.

If we are unable to continue to attract students to enroll in our courses, our revenue may decline, which would have a material adverse effect on our business, financial condition and results of operations.

Our business depends on the market recognition of our brands and if we are not able to maintain our reputation and enhance our brand recognition, our business and operating results would be harmed.

We believe that our success is heavily dependent on the market recognition of our brand names, including our “Meten” and “Likeshuo” brands, as well as the “ABC” brand associated with ABC Education Group, which we acquired in June 2018. Our ability to maintain our brand recognition and reputation depends on a number of factors, some of which are beyond our control. It may become difficult to maintain the quality and consistency of the services we offer while we continue to grow in size and expand our business and services, which in turn may lead to diminishing confidence in our brand names.

Our ability to maintain and enhance our brand recognition and reputation depends primarily on the following factors:

●	the perceived effectiveness and quality of our courses, services and teaching staff;

●	the quality and coverage of our course portfolio, value of courses, services and functions and the quality, variety and appeal of content available of the courses and services offered at our learning centers and on our “Likeshuo” platform;

●	the reliability of the courses offered at our learning centers and through our “Likeshuo” platform, as well as the commitment to high levels of service, reliability, security and data protection by the merchants, our franchised learning centers and other participants in our ecosystem; and

●	the effectiveness of our operational system governing the courses and services offered at our learning centers and on our “Likeshuo” platform.

We have developed our student base primarily through word-of-mouth referrals. We have also invested significantly in brand promotion initiatives by conducting certain marketing activities, including, but not limited to, advertisement through our cost per sale merchants, which are generally publishers and website owners that are paid by us on the basis of the number of sales that are directly generated by an advertisement, and major search engines, as well as on social media platforms. However, we cannot assure you that these or our other marketing efforts will be successful in promoting our brands to remain competitive. If we are unable to further enhance our brand recognition and increase awareness of our services, or if we incur excessive sales and marketing expenses or if we are required to incur excessive sales and marketing expenses in order to remain competitive, our business and results of operations would be materially and adversely affected. The sales and marketing expense may also increase as we further develop and expand our business. In addition, any negative publicity relating to the general ELT market in China, our Company or services, regardless of its veracity, could damage our reputation and in turn cause material and adverse harm to our business and results of operations. Furthermore, certain enterprises in various industries in China have brand names that are similar to ours and may result in name confusion to our existing and prospective customers. Any negative publicity associated with these enterprises may have an adverse impact on our reputation and brand recognition, which is beyond our control, and could cause harm to our business, results of operations, financial condition and prospects.

We are subject to uncertainties brought by the Amended Private Education Promotion Law and other rules, regulations and opinions promulgated by the PRC government from time to time.

Our business is regulated by certain rules and regulations, including the Amended Private Education Promotion Law, which became effective on September 1, 2017. The Amended Private Education Promotion Law classifies private schools into non-profit schools and for-profit schools by whether they are established and operated for profit-making purposes. The sponsors of private schools may at their own discretion choose to establish non-profit or for-profit private schools, but the Amended Private Education Promotion Law does not allow sponsors to establish for-profit private schools that engage in compulsory education. According to the Amended Private Education Promotion Law, for-profit private training institutions, such as our learning centers, are classified as private schools and are required to obtain private school operating permits.

The State Council issued Implementing Rules for the Law for Promoting Private Education of the PRC (Revised in 2021) on 14 May 2021, which became effective on September 1, 2021. The Revised Implementation Rules deleted the classification of a private training institution for language, art, sports, science and technology teaching and a private training institution for cultural education or non-academic continuing education for adults which were defined in the Draft Implementation Rules of the Private Education Promotion Law of the PRC published by Ministry of Justice on August 10 and requested public comment, or the Committee Draft Implementation Rules of the Private Education Promotion Law.

On November 20, 2018, the General Office of MOE, the General Office of the State Administration for Market Regulation and the General Office of Ministry of Emergency Management jointly issued the Notice on Improving Several Working Mechanisms for Special Governance and Rectification of After-School Training Institutions, or Circular 10, which became effective on the same date. According to Circular 10, for institutions that carry out academic training activities without permits, non-academic training institutions that carry out academic training activities and other institutions that carry out illegal training activities, the education authorities, in collaboration with other relevant government departments, shall order them to cease their business, restrict their legal representatives to engage in training activities for primary and secondary school students and refer to the market supervision authority to revoke their business licenses. By the end of 2018, there should be no training institutions that are still carrying out training activities without permits or licenses. The local government authorities may propose a practical rectification plan to ensure that the rectification could be completed by the end of the year. As of the date of this prospectus supplement, a majority of our self-operated learning centers did not have the relevant private school operating permits. As of June 30, 2021, no learning centers of our Group that did not have the relevant private school operating permits have been ordered by the government authorities to suspend their operations for rectification, cease business operations or revoke their business licenses. However, we cannot assure you that the PRC government authorities will not extend the rectification period or carry out the similar special governance and rectification of after-school training institutions from time to time. In addition, we cannot assure you that the training services we offer, including general adult ELT (which is designed for students aged 15 and above) and junior ELT (which is designed for students aged six to 18), will be deemed “non-academic” in nature by the relevant PRC education authorities. If such training services are deemed “academic,” the government authorities could order the learning centers which are deemed to be “non-academic” providing such training services to cease their business operations and revoke their business licenses. If any of the above occurs, our business, results of operations, business prospects and reputation could be materially and adversely affected.

Uncertainties exist with respect to the interpretation and enforcement of the new and existing laws and regulations that may be applicable to us. While we intend to comply with all new and existing laws and regulations, we cannot assure you that we will always be deemed to be in compliance with such laws and regulations, nor can we assure you that we will always be able to change our business practice successfully to adapt to the changing regulatory environment. Any such failure could materially and adversely affect our business, results of operations, financial condition and prospects.

Uncertainties exist in relation to the Opinions of the General Office of the State Council on Regulating the Development of After-school Training Institutions, which may materially and adversely affect our business, results of operations, financial condition and prospects.

On August 22, 2018, the General Office of the State Council issued the Opinions of the General Office of the State Council on Regulating the Development of After-school Training Institutions, or Circular 80, which came into effect on the same date. Pursuant to Circular 80, the after-school training institutions for the primary and secondary school students must obtain relevant school operating permits and business licenses (either corporate legal person certificates or private non-enterprise unit registration certificates) for carrying out the training business and shall meet certain standards in respect of tuition fees, sites, teachers and management. Circular 80 provides, among other things, that (i) the average available-for-use area per student must be no less than three square meters within the same training hours; (ii) private school shall purchase safety insurance for training participants; (iii) no in-service primary and secondary teachers may be concurrently employed in an after-school training institution, and any teachers employed by an after-school institution for primary and secondary school subjects shall hold relevant teaching qualifications; (iv) the content, classes and subject enrollment, progress and school hours information in connection with training of traditional disciplines shall be filed with the local education authorities and be made public; (v) no training courses shall be given after 8:30 p.m., and no homework from after-school institutions can be given; and (vi) no advance tuition fees of more than three months may be collected. The approval and registration of after-school training institutions shall be subject to local government authorities. Education departments at the county level are responsible for the issuance of private school operating permits upon examination and approval.

Circular 80 only sets out the general guidance on regulating after-school education institutions targeting primary and secondary school students. Without the approval by the relevant education department, no after-school training institution shall provide training for primary and secondary school students in the name of consulting and cultural transmission, among others. However, detailed rules of implementation of Circular 80 have yet to be introduced by the competent authorities, such as whether Circular 80 should apply to our learning centers providing junior ELT services, which mainly focus on promoting and developing language competence, rather than providing supplementary training services relating to school cultural and educational curriculums, admission into schools of a higher grade or examinations. In 2018, we introduced offline junior ELT services to students aged six through 18 at our existing self-operated learning centers. Our offline junior ELT business may be subject to the requirements of Circular 80, which may potentially increase our compliance costs. For instance, Circular 80 provides that personal safety insurance shall be purchased for students to mitigate risks, but is silent as to the specific type, amount and coverage of such required personal safety insurance.

On July 12, 2019, the MOE led the promulgation of the Implementing Opinions of Six Departments Including the Ministry of Education on Regulating After-school Online Training, or the Circular 8, which is put forward with regard to further regulating disciplinary after-school online training activities for primary and secondary school students using Internet technology. The Circular 8 clarifies that off-campus online training institutions shall be put on record in provincial education administrative departments and stipulates the daily supervision requirements that such online training institutions shall abide by. Pursuant to the Circular 8, after-school online training institutions shall submit relevant materials to provincial administrative departments of education in the places where they are located and apply for the filing after obtaining ICP records (for those who are involved in the operation of telecommunications business, after applying for a telecommunications operation license), certificates of cyber security class protection grading records and rating reports. Departments of education shall take the lead in organizing comprehensive governance of after-school online training. The after-school online training institutions that meet the relevant regulations shall be white-listed, those that violate the rules shall be grey-listed and corrected within a prescribed period of time, and those that refuse to rectify or fail to complete the rectification within the prescribed period of time shall be black-listed. However, detailed rules of implementation of Circular 8 have yet to be introduced by the competent authorities, such as whether Circular 8 should apply to our online learning centers providing junior ELT services, which mainly focus on promoting and developing language competence, rather than providing supplementary tutoring training services relating to school cultural and educational curriculums, admission into schools of a higher grade or examinations.

While we intend to comply with all applicable laws and regulations, due to existing uncertainties, we cannot assure you that we will be able to meet the relevant regulatory requirements in a timely manner, any more specific and stringent requirements in relation to our operations to be established by the relevant local government authorities in particular. Also, additional compliance costs may be incurred. As a result, our business, results of operations, financial condition and prospect may be adversely and materially affected.

Uncertainties exist in relation to the inspection plan on resumption of After-school Training Institutions in certain areas in the PRC, which may materially and adversely affect our business, results of operations, financial condition and prospects in these certain areas.

Due to the adverse effects of COVID-19 and governmental requirements for epidemic prevention and control, our learning centers were temporarily closed in January 2021 in Beijing, and we gradually re-opened the learning centers from June 2020 to September 2020. During such time, the relevant municipal and district departments jointly examined the teachers’ qualifications, information disclosure, training courses and other information of after-school offline training institutions and urged to make rectification. In addition, according to the Inspection Plan on Resuming Offline Training of Academic Training Institutions issued by the Beijing Municipal Education Commission on February 26, 2021, an inspection targeting the after-school academic training institutions and foreign language training institutions which have been approved by the education commission of all districts to resume their classes was conducted from March 1 to June 30, 2021. The contents of inspection consisted of (1) permits and qualifications of operation; (2) qualification of teachers; (3) advertising and publicity; (4) standardization of contracts; (5) charging management; (6) compliance with safety standards; and (7) epidemic prevention and control. As of the date of this prospectus supplement, we have not received any notifications for rectification. However, we cannot assure you whether any further inspections or policies will require our offline learning centers to conduct self-inspections and rectification procedures. While we intend to comply with all requirements to resume operating our leaning centers in Beijing at the soonest, due to existing uncertainties, we cannot assure you that we will be able to meet the relevant regulatory requirements in a timely manner, any more specific and stringent requirements in relation to our operations to be established by the relevant local government authorities in particular. Also, additional compliance costs may be incurred. As a result, our business, results of operations, financial condition and prospect may be adversely and materially affected.

Uncertainties exist in relation to the Double Reduction Opinions of After-school Training Institutions in the PRC, which may materially and adversely affect our business, results of operations, financial condition and prospects in these certain areas.

On July 24, 2021, the Opinions on Further Alleviating the Burden of Homework and After-School Training for Students in Compulsory Education was issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC, or the Double Reduction Opinions, which regulates institutions offering after-school training services on academic subjects. The Double Reduction Opinion contains high-level policy directives about requirements and restrictions related to online and offline after-school training services, including: (i) institutions providing after-school training services on academic subjects in China’s compulsory education system, or academic after-school training services institutions, need to be registered as non-profit, no approval will be granted to new academic after-school training services institutions, and an approval mechanism will be adopted for online academic after-school training services institutions; (ii) foreign ownership in academic after-school training services institutions is prohibited, including through contractual arrangements, and companies with existing foreign ownership need to rectify the situation; (iii) listed companies are prohibited from raising capital to invest in businesses that teach academic subjects in compulsory education; (iv) academic after-school training services institutions are prohibited from providing training services on academic subjects in compulsory education during public holidays, weekends and school breaks; and (v) academic after-school training services Institutions must follow the fee standards to be established by relevant authorities. The Double Reduction Opinion also provides that institutions providing after-school training services on academic subjects in high schools (which do not fall within China’s compulsory education system) shall take into consideration the Double Reduction Opinion when conducting activities.

According to the Circular of the General Office of the Ministry of Education on Further Clarifying the Scope of Subjects and Non-subjects of After-school Training in the Stage of Compulsory Education, when carrying out after-school training, ethics and the rule of law, language, history, geography, mathematics, foreign languages (English, Japanese and Russian), physics, chemistry and biology are administered as academic subject categories. The after-school training that involve in the studies contents prescribed by the national curriculum standards of the academics mentioned above shall be administered as the academic subjects. However, The Curriculum Standards of English for Compulsory Education promulgated by the Ministry of Education does not contain explicit and specific requirements on English teaching content. As of the date of this prospectus supplement, there are no explicit requirements in PRC laws, regulations or local policies for our junior ELT services shall be categorized as academic subjects and as of the date of prospectus, we have not received any notifications for rectification or administrative measures which requires us to rectify in accordance with the Double Reduction Opinion. However, we cannot assure you that whether the government authorities would further implement or issue regulations or polices to administer our junior ELT services as academic subjects. If our junior ELT training services are deemed academic subjects, we should rectify our junior ELT training services according the Double Reduction Opinion, including register our centers providing junior ELT services as non-profit and obtain the private school operating permits, strictly comply with the time, duration and fee requirements for the junior ELT services, or even spin off or cease our junior ELT services. If any of the above occurs, our business, results of operations, business prospects and reputation could be materially and adversely affected.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government significantly regulate our business operations in the future and we are not able to substantially comply with such regulations, our business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business operations of and the industries we operate in may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that we are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Our development of new courses, services and technologies or innovation and upgrades made to existing courses, services and technologies may not adequately respond to the expectations of our students, changes in market demands and standards of school admission or standardized tests, may fail to achieve the expected satisfactory results, or may compete with our pre-existing courses, as a result of which, our competitive position, ability to generate revenue and growth prospects would be materially and adversely affected.

We constantly update and improve the content of our existing courses and develop new courses or services to meet changing market demands or requirements from related government authorities. Revisions to our existing courses and development of our new courses or services may not be well received by existing or prospective students and online users. We may have limited experience in developing the content of new courses or services and may need to adjust our systems and strategies to incorporate new courses or services into our existing offerings. If we cannot respond timely and cost-effectively to changes in market demands or requirements from related government authorities, our business would be adversely affected. Even if we are able to develop new courses or services that are well received, we may not be able to introduce them in an effective manner. If we do not respond adequately to changes in market demands, our ability to attract and retain students may be impaired and our financial results could suffer. For example, we introduced the new “Explore Curriculum” for our general adult ELT business beginning in 2018. We did not complete the implementation of such new curriculum across our national learning center network until May 2019. This adversely affected the number of course hours delivered and segment revenue recognized during the period of implementation as we focused on providing relevant training to our teaching staff and delivering such new course in a small-class setting during the transition period.

The offline and online English language training services we provide and the technologies we use are subject to continuous development, update and enhancement in terms of content and functionality, driven by the demand for innovative skills, evolving course content and changes in overseas admission and standardized tests. In particular, admission and standardized tests undergo continuous changes, in terms of the focus of the questions tested, test formats and the manner in which the tests are administered. In the past, certain admission and standardized tests overseas have undergone changes in test questions and formats. Authorities in overseas jurisdictions may also promote policies that encourage schools to make admission decisions based less on entrance exam scores and more on a combination of other factors. There is no assurance that overseas colleges, universities and other higher education institutions will not reduce or eliminate their reliance on considering the international standardized test results as important standards to make admission decisions. Furthermore, changes in test standards for professional qualifications, or changes in employers’ preferences to hire staff with select qualifications, may particularly affect sales of our international standardized test preparation courses designed for relevant qualifications.

We believe that the internet-based ELT market is characterized by the rapid changes and innovation of technologies, unpredictable product life cycles and online user preferences. We have gained limited experience in generating revenue from our online training services and our investment in research and development may not result in satisfactory outcomes. The flexibility of taking internet-based ELT courses may increase the amount of online training services. We must quickly modify our services to adapt to the change in needs and preferences of our students, technological advances and evolving internet practices. However, ongoing enhancement of our online course offerings and related technologies may entail significant expenses and technical risks. In addition, the technologies used on the internet and value-added telecommunication services and products in general, and in ELT services in particular, may evolve and change over time. We may fail to anticipate and adapt to such technological development, or address any of the risks related to such new courses and services using such technologies, which in turn could have a material and adverse effect on our business development, financial condition and results of operations. If our improvement to our online offerings and the related technologies is delayed, which causes systems interruptions or is not aligned with the prevalent market expectations or preferences, we may lose market share and our business would be adversely affected.

We face significant competition in major programs we offer and geographic markets in which we operate, and if we fail to compete effectively, we would lose our market share and our profitability would be adversely affected.

The ELT industry in China is rapidly evolving, highly fragmented and competitive, and we expect competition in this industry to continue to persist and intensify. We face competition in the major courses and/or training programs we offer and the geographic markets where we operate. For example, we face nationwide competition for our international standardized test preparation courses from other relevant services provided by some of our competitors. We face competition from several ELT service providers that focus on providing general adult English language training in specific regions in China. We also face competition from companies that focus on providing overseas college application services.

Our student enrollment may decrease due to intense competition. Some of our competitors may adopt similar curricula and marketing approaches, with different pricing and service packages that may be deemed more attractive than our offerings. In addition, some of our competitors may have more resources than we do and may be able to devote greater resources than we can to promote and develop their services. These competitors may be able to respond more promptly than we can to the changes in student preferences, new technologies or market demands. In addition, the increasing use of the internet and advances in internet- and computer-related technologies, such as web video conferencing and online testing simulators, are eliminating geographic and entry barriers to providing private education services. As a result, many of our international competitors that offer online test preparation and language training courses may be able to penetrate the China market more effectively.

We may need to reduce course fees or increase spending in response to competition in order to retain or attract students or pursue new market opportunities. We cannot assure you that we will be able to compete successfully against existing or future competitors. If we are unable to successfully compete for new students, maintain or increase our fee level, attract and retain competent teachers or other key personnel and enhance our competitiveness in terms of the quality of our education courses and services in a cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected.

We may not be able to continue to recruit, train and retain dedicated and qualified teaching staff, who are critical to the success of our business and the effective delivery of our ELT services to students.

We rely heavily on our teaching staff, which generally comprises our teachers and study advisors, to deliver high-quality education services to our students. Our teaching staff is vital for the maintenance of our reputation. We seek to hire qualified and dedicated teaching staff with the necessary experience and language proficiency, who are able to deliver effective and inspirational instructions. There is a limited pool of teaching staff with these attributes and we implement a highly selective hiring process to ensure that the new hires possess the skills commensurate with our knowledge requirements. As a result, we must provide competitive compensation packages to attract and retain such teaching staff. We may not be able to recruit, train and retain a sufficient number of qualified teaching staff in the future to keep pace with our growth while maintaining consistent teaching quality in the different markets we serve. A shortage of qualified teaching staff or decreases in terms of the quality of our teaching staff’s instructions, whether actual or perceived, in one or more of our markets, or a significant increase in compensation needed to attract and retain qualified teaching staff, would have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with applicable laws and regulations in relation to the employment of foreign employees may subject us to fines and penalties, and our business and operations may be adversely affected if we are not able to retain foreign teachers due to non-compliance with such laws and regulations.

The foreign teachers we employ are required to apply for and obtain work visas and residence permits to be able to work in China. We hired certain foreign teachers without them obtaining the necessary work visas and residence permits. Under the PRC laws, if we hire foreign employees without work visas and residence permits, we may be fined RMB10,000 for each illegally employed foreign employees, with a cap of RMB100,000 in the aggregate and any illegal gains, which are not well-defined under the PRC laws, may be confiscated. We have been fined for an immaterial amount of penalties relating to our hiring of foreign teachers without them obtaining the necessary work visas and residence permits, and we cannot assure you that we will not face additional penalties or fines for any past or future violations. Additionally, in the event we hire foreign employees without work visas or residence permits, we may have to terminate our employment relationship with them. In such event, we may need to hire qualified replacements, which could be difficult and/or time consuming. We may also face the risk of insufficient number of available foreign employees in the ELT market in China due to various factors beyond our control. If we are unable to retain foreign employees, including our foreign teachers, the teaching quality of our courses and services could be negatively impacted, which in turn, could materially and adversely affect our business, results of operations, reputation and prospects.

For our online English language training, we match students with foreign teachers who reside in foreign countries. While we are not required to obtain PRC work visas and residence permits for our foreign teachers who conduct online ELT courses on our “Likeshuo” platform under the existing PRC laws and regulations, we cannot assure you that the PRC government will not impose any restriction or other qualification requirement in the future, which we may not be able to comply with on a timely manner or at all, and due to which we may incur substantial compliance costs. In the event this occurs, our business and results of operations may be materially and adversely affected.

The continuing efforts of our senior management team and other key personnel are important to our success, and our business may be harmed if we lose their services.

Our future success depends heavily upon our senior management for their smooth and efficient operations of our learning centers and online platform as well as their execution of our overall business plans. There is intense competition for hiring experienced management personnel in the ELT industry, and the pool of qualified candidates is very limited. If any member of our senior management team is unable to continue his/her employment with us and we fail to effectively manage a transition to new personnel in the future, or if we fail to attract and retain qualified and experienced professionals on commercially acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on having highly trained financial, technical, human resources, sales and marketing staff, management personnel and qualified and dedicated domestic and foreign teachers. We will need to continue to hire additional personnel as our business grows. In the event we lose their services, we may not be able to attract experienced senior management or other key personnel in the future, and we may, in turn, lose our students, teaching staff and other personnel. In addition, a shortage in the supply of personnel with requisite skills or our failure to recruit them could impede our ability to increase revenue from our existing services, launch new course offerings and expand our operations, and could pose an adverse effect on our business and financial results.

We derive a majority of our revenue from a limited number of cities. Any event negatively affecting the private education market in these cities, or any increase in the level of competition for the types of services we offer in these cities, could have a material adverse effect on our overall business and results of operations.

For the six months ended June 30, 2021, we derived approximately 53.6% of the total student enrollment in our offline ELT courses and services from our self-operated learning centers in Shenzhen, Guangzhou and Dongguan in Guangdong Province, Chengdu in Sichuan Province, and Nanjing and Suzhou in Jiangsu Province, and we expect these cities to continue to be important sources of our student enrollment and revenue. If any of these cities experiences any event that would negatively affect its private education market, such as a serious economic downturn, natural disaster or outbreak of contagious disease, or that the governments of which adopt regulations relating to and affecting the private education market that place additional restrictions or burdens on us, or experiences an increase in the level of competition for the types of services we offer, our overall business and results of operations may be materially and adversely affected.

We are required to obtain various operating permits and licenses for our ELT services in China and failure to comply with these requirements may materially and adversely affect our business operations.

Under the PRC laws and regulations, our learning centers are required to obtain a number of licenses, permits and approvals from, and make filings or complete registrations with the relevant government authorities. Certain of our learning centers that are registered with the State Administration for Market Regulation (formerly known as the State Administration for Industry and Commerce, or the SAIC), or the SAMR, are required to obtain business licenses, and our other learning centers registered with the Ministry of Civil Affairs, or the MCA, are required to obtain non-enterprise entity registration certificates.

According to the Amended Private Education Promotion Law, Implementation Rules of the Private Education Law, Circular 10, our learning centers are required to obtain private school operating permits.

The business licenses of certain of our learning centers did not include “English language training” or “language-related training.” We were not able to include “English language training” or “language related training” in the authorized business scope of these learning centers mainly because the industry and commerce administration authorities in the areas where such learning centers are located have a general policy prohibiting the inclusion of “English language training” or “language-related training” in the business scope of any company before such company obtains relevant private school operating permits. As of the date of this prospectus supplement, some of our learning centers were operating beyond their authorized business scope. For these learning centers, we have been communicating, and will continue to communicate, with the competent industry and commerce administration authorities to expand the authorized business scope of the relevant learning centers to include “language related training” or similar statements. However, we cannot assure you that our efforts to expand the business scope or include the statements above in the business license of these learning centers will be successful. While we have not been subject to any penalties or disciplinary action in the past relating to the business scope of our learning centers, the relevant PRC government authorities may determine that these learning centers have been or are operating beyond their authorized business scope and may subject these learning centers to warning, fine, confiscation of illegal earnings, suspension of business for rectification, or revoking the business license for current or past non-compliant learning centers, which may materially and adversely affect our business and results of operation.

Given the significant amount of discretion held by the local PRC authorities in interpreting, implementing and enforcing the relevant rules and regulations, as well as other factors beyond our control, we may not be able to obtain and maintain all requisite licenses, permits, approvals and filings or pass all requisite assessments.

Among our self-operated learning centers in operation as of June 30, 2021, 37 learning centers did not have private school operating permits or business licenses, or were operating beyond their authorized business scope, which contributed in the aggregate to approximately 9% of our total gross billings for the six months ended June 30, 2021.

We cannot assure you that our other learning centers without requisite permits or licenses will not be subject to similar penalties. In addition, if any of our current or future learning centers fails to receive or renew the requisite licenses, permits and approvals, make the necessary filings, or complete all requisite registrations, such learning center may also be subject to various penalties. These may include fines, orders to promptly rectify the non-compliance, or if the non-compliance is deemed serious by the regulators, the learning center may be ordered to return course and service fees collected and pay a multiple of the amount of returned course and/or service fees to regulators as a penalty or may even be ordered to cease operations. If this occurs, our business, results of operations and financial condition could be materially and adversely affected.

Our failure to obtain permits/licenses which may be required for the operation of our online platform could result in fines, confiscation of the gains derived from non-compliant operations, or suspension of non-compliant operations.

Under the PRC laws and regulations, we may be required to obtain an Internet Content Provider permit, or ICP license, an audio or video program transmission license, an internet culture permit, an online publishing services permit and a radio or television programs producing and distributing permit for the operation of our online education products. We have obtained the relevant ICP license but we have not obtained the audio or video program transmission license, the internet culture permit, the online publishing services permit or the radio or television programs producing and distributing permit. Although we have not received any material fines or other penalties from the relevant government authorities for such non-compliance in the past, if we are not able to comply with all applicable requirements, we may be subject to fines, confiscation of the gains derived from our non-compliant operations, suspension of our non-compliant operations, any of which may materially and adversely affect our business, financial condition and results of operations.

We face risks associated with our franchised learning centers.

A relatively small portion of our offline ELT business is operated through franchisees. These franchisees are located in the PRC and have learning centers which are operated under our brands. These franchised learning centers account for a relatively small percentage of our overall business and financial performance. However, we are still subject to risks inherent to the franchise model and we have limited experience in operating the franchise model and dealing with such risks.

Our control over the franchised learning centers is based on the contractual agreements we entered with our franchisees, which may not be as effective as direct ownership and potentially makes it difficult for us to manage the franchised learning centers. While we have some control over the operation of our franchised learning centers, nevertheless, we may not be able to fully and successfully monitor, maintain and improve the performance of the management and other staff at the franchised learning centers as these teaching staff carry out the training services and directly interact with students. In the event of any delinquent performance by the franchisees and their employees, we may suffer from business reduction as well as reputational damage. If the franchisees and/or their employees commit any unlawful or unethical conduct, we may suffer financial losses, incur liabilities and suffer reputation damage. We may also face the risk that our prospective franchisees may not want to adopt our stringent centralized management system, which may affect our franchise business development. Meanwhile, a franchisee may suspend or terminate its cooperation with us voluntarily or involuntarily due to various reasons, including, but not limited to, disagreement or dispute with us, or failure to maintain requisite approvals, licenses or permits or to comply with governmental regulations. A franchisee might also choose not to continue to cooperate with us after the expiration of the existing cooperation arrangement. We may not be able to find alternative ways to continue to provide the training services formerly covered by such franchisee, and our customer satisfaction, brand reputation and financial performance may be adversely affected.

We are dependent on our information systems, and if we fail to further develop our technologies, or if our systems, software, applications, database or source code contain “bugs” or other undetected errors, or encounter unexpected network interruptions, security breaches or computer virus attacks, our operations may be seriously distracted.

The successful development and maintenance of our systems, software, applications and database, such as our management software and systems and student database, is crucial to the attractiveness of our education services and the management of our business operations. In order to achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our technology. However, our efforts may prove to be unsuccessful. The performance and reliability of our online platform infrastructure, including our “Likeshuo” platform and other online systems we use for our business operations, are critical to our reputation and ability to retain students and increase student enrollment. Any system error or failure, or a sudden and significant increase in traffic, could result in the difficulty or unavailability of accessing our websites and/or online courses by our students. In addition, our technology platform upon which our management systems and online programs operate, and our other databases, products, systems and source codes could contain undetected errors or “bugs” that could adversely affect their performance.

Our computer networks may also be vulnerable to unauthorized access, hacking, computer viruses and other security breaches. A user who circumvents our security measures could misappropriate proprietary information or cause interruptions or malfunctions in operations. Any interruption to our computer systems or operations could have a material adverse effect on our ability to retain students and increase student enrollment. Moreover, we may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by these breaches.

Major risks involving our network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of our servers, including those attributable to power shutdowns, or attempts to get an unauthorized access to our systems, which may cause any loss or corruption of data and malfunctions of the software or hardware;

●	disruption or failure in the national backbone network, which would make it impossible for visitors and students to log onto our websites;

●	damages from fire, flood, power loss and telecommunications failures; and

●	any infection by or spread of computer viruses.

Any network interruption or inadequacy that causes interruptions in the availability of our websites, applications or other online platforms or deterioration in the quality of access to our websites, applications or other online platforms could reduce customer satisfaction and results in a reduction in the number of students using our services. If sustained or repeated, these performance issues could reduce the attractiveness of our websites, applications, other online platforms and course offerings. In China, almost all access to the internet is maintained through state-controlled telecommunication operators. In many parts of China, the internet infrastructure is relatively underdeveloped, and internet connections are generally slower and less stable than in more developed countries. We cannot assure you that the internet infrastructure in China will remain sufficiently reliable for our needs or ever develop and make available more reliable internet access to our students and teachers.

In addition, any security breach caused by hackings, which involve attempts to gain unauthorized access of or to cause intentional malfunctions of the information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment could cause a disruption in our services and leakage of personal data of our teaching staff and students. Inadvertent transmission of computer viruses could expose us to a material risk of loss of our course files or a litigation and possible liability, as well as damage to our reputation.

Furthermore, increases in the volume of traffic on our websites could also strain the capacity of our existing computer systems, which could lead to slow responses or system failures. This would cause a disruption or suspension in our course offerings, which would damage our brands and reputation, and thus negatively affect our revenue growth. We may need to incur additional costs to upgrade our computer systems in order to accommodate increased demand if we anticipate that our systems cannot handle higher volumes of traffic in the future.

To date, our information systems have not encountered any material error or technical issue that could have adversely affected or disrupted our operations. If we encounter errors or other service quality or reliability issues, or if we are unable to design, develop, implement and utilize information systems and the data derived from these systems, our ability to realize our strategic objectives and our profitability could be adversely affected, which, in turn may cause us to lose market share, harm our reputation and brand names, and materially adversely affect our business and results of operations.

Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate.

Our past results may not be indicative of future performance mainly due to the new businesses developed or acquired by us. Moreover, the results of operations of our Company may vary from period to period in response to a variety of other factors beyond our control, including general economic conditions and regulations or government actions pertaining to the private education service sector and the ELT sector in China, changes in consumers’ spending on private education as well as non-recurring charges incurred under unexpected circumstances or in connection with acquisitions, equity investments or other extraordinary transactions. Due to these and other factors, our historical financial and operating results, growth rates and profitability as well as quarter-to-quarter comparisons of our operating results may not be indicative of our future performance and you should not rely on them to predict our future performance.

Our business and results of operations depend on our ability to maintain and/or raise the level of the course and service fees we charge.

One of the most significant factors affecting our profitability is the course and service fees we charge. For the years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021, course and service fees derived from our business at our headquarters and self-operated learning centers, including revenue from the sale of goods, as well as our online ELT courses delivered on the “Likeshuo” platform, constituted approximately 98.7%, 97.8%, 98.6% and 98.1% of our total revenue, respectively. The amounts of those fees we charge are primarily determined based on the demand of our offline students and online users for our ELT services, our operating costs, our competitors’ pricing level, our pricing strategy to gain market share and the general economic conditions in China. However, there can be no assurance that we will be able to maintain or raise the course fees and/or other fees we charge for our services in the future. Even if we are able to maintain or raise course fees and/or other fees we charge for our services, we cannot assure you that we will be able to attract prospective students to enroll in our courses at such increased fee rates. Our business, financial condition and operation results may be materially and adversely affected if we fail to maintain or raise the fee level or attract sufficient prospective students.

If we are unable to conduct our sales and marketing activities in a cost-effective manner, our results of operations and financial condition may be materially and adversely affected.

In 2018, 2019 and 2020 and the six months ended June 30, 2021, our selling and marketing expenses amounted to RMB425.2 million, RMB438.0 million, RMB310.4 million (US$47.6 million) and RMB53.3 million (US$8.3 million) respectively, representing approximately 57.1%, 47.6%, 44.9% and 49.2% respectively, of our total operating expenses, which consist of selling and marketing expenses, general and administrative expenses and research and development expenses. Our selling and marketing expenses mainly included advertising and promotion expenses and employee benefit expenses for our sales and marketing staff. There is no assurance that our sales and marketing activities will always be well received by students or result in the levels of sales that we anticipate. Furthermore, we cannot guarantee that we will always be able to improve the operational efficiency of our sales and marketing staff or we will be able to retain or recruit experienced sales staff, or efficiently train junior sales staff. In addition, marketing and branding approaches and tools in the ELT market in China are evolving, especially for mobile platforms. This further requires us to enhance our marketing and branding approaches and experiment with new methods to keep pace with industry development and student preferences. Failure to refine our existing marketing and branding approaches in order to introduce new marketing and branding approaches in a cost-effective manner could reduce our market share, cause our revenue to decline and negatively impact our profitability. In addition, we utilize a broad mix of marketing and public relations programs, including social media platforms, to promote our products and services to prospective students. If advertising rates increase or if we become concerned that our customers deem certain marketing activity less appealing, or more intrusive or damaging to our brands, we may limit or discontinue the use or support of certain marketing sources or activities. Further, companies that promote our services may decide that we negatively impact their business or may make business decisions that in turn adversely impact us. For instance, if they decide that they want to compete directly with us, enter a similar business or exclusively support our competitors, we may no longer have access to their marketing channels.

There is no assurance that our branding efforts will be successful or we are not inadvertently negatively impacting our brand recognition and reputation. If we are unable to maintain and further enhance our brand recognition and reputation and promote awareness of our platform and courses, we may not be able to expand or even maintain our current level of student base and fees as well as engage qualified teachers, and our results of operations may be materially and adversely affected. Furthermore, any negative publicity relating to our Company, our management, our courses, teachers and our other staff, regardless of its veracity, could harm our brand image and in turn materially and adversely affect our business and results of operations.

If we fail to conduct our marketing activities in compliance with the advertisement regulations in China, our results of operations and financial condition may be materially and adversely affected.

Under the Advertisement Law of the PRC, an advertisement for education or training shall not contain any of the following items: (i) any promise relating to progression, passing examinations, or obtaining a degree or qualification certificate, or any express or implied guaranteed promise relating to education or training results; (ii) express or implied statement that the relevant examination agency or its personnel or any examination test designer will be involved in the education or training; and (iii) the use of the names or images of research institutes, academic institutions, education institutions, industry associations, professionals or beneficiaries for recommendation or as proof. Publishing advertisements for education and training in violation of the provisions may be subject to order to cessation of the publishing of advertisements, eliminate the ill-effects within the corresponding and a fine of one to five times of the advertising fees, or may revoke the business licenses and approval documents for advertisement review. The Anti-Unfair Competition Law of the PRC also stipulate that, when trading on the market, operators shall abide by the principles of voluntariness, equality, fairness, honesty and credibility, and observe generally recognized business ethics. According to the Anti-Unfair Competition Law, businesses may not engage in improper market activities to undermine their competitors, including infringing trademark rights or confidential business information, generating false publicity through advertising or other means or forging and disseminating false information, infringing upon the goodwill of competitors or the reputation of their products, bribing or interfering or sabotaging the normal operation of online products or services legally provided by another operator by other technical means.

The PRC government has turned its attention toward greater regulation of advertising, and more recently of online advertising and issued the SAIC Interim Measures for the Administration of Internet Advertising, which came into effect on September 1, 2016. The new regulation clarifies what content is considered “internet advertising,” lays down rules for “publishers” of online advertisements, and outlines investigation measures and penalties for violators. In practice, any digital content placed on any online platform with the intent of promoting a product or service could be subject to the regulation. Given the ubiquity of online advertising in China, the regulations may have a widespread impact on the actions of advertisers and platform operators. The regulation identifies individual or corporate publishers who hold the responsibility of complying with the online advertising rules and are subject to penalties when in violation.

The market recognition of our “Meten” brand has significantly contributed to our success. Maintaining and enhancing the reputation of our brands is critical to sustaining our competitive advantage. Our ability to maintain and enhance our brand recognition primarily depends on the perceived effectiveness and quality of our course offerings as well as the success of our marketing efforts. We have devoted significant resources to promoting our courses and brands in recent years, including marketing and advertising in both offline and online media channels. We have been subjected to some penalties and legal sanctions for our improper advertising activities but we have rectified in a timely manner and strengthen on the internal review on the contents of our marketing and advertising. However, we cannot assure you we will not be subject to any other penalties or legal sanctions in the future for our advertisements. Our marketing efforts may not be successful or may negatively impact our brand recognition and reputation inadvertently if any government authority or competitor publicly alleges that any of our advertisements are misleading.

Our brand image, reputations, business and results of operations may be adversely impacted by our students’ and teaching staff’s misuse of our websites, applications and other online platforms, and in misconducts or other illegal or improper activities of our students, teachers, franchise partners, management personnel and other employees.

Our websites, applications and other online platforms allow our teaching staff and students to engage in real-time communication. Because we do not have full control over how our teaching staff and students will use these platforms to communicate, our online platforms may from time to time be misused by individuals or groups of individuals to engage in immoral, disrespectful, fraudulent or illegal activities. Although we are not aware of any material incidents on our platform and such incidents have not been covered by media reports or internet forums, any such exposure or coverage could generate negative publicity about our brands and platform. We have implemented control procedures, such as training and sample auditing, and require our teaching staff not to distribute any illegal or inappropriate content and conduct any illegal or fraudulent activities on our platforms, but such procedures may not prevent all such content or activities from being posted or carried out. Moreover, as we have limited control over the real-time and offline behavior of our students and teaching staff, to the extent such behavior is associated with our platforms, our ability to protect our brand image and reputation may be limited. Our business and the public perception of our brands may be materially and adversely affected by misuse of our platform. In addition, if any of our students or teaching staff suffers or alleges to have suffered physical, financial or emotional harm following contact initiated on our platform, we may face civil lawsuits or other liabilities initiated by the affected student or teaching staff, or governmental or regulatory actions against us. In response to allegations of illegal or inappropriate activities conducted on our platform or any negative media coverage about us, the PRC government authorities may intervene and hold us liable for non-compliance with the applicable PRC laws and regulations concerning the dissemination of information on the internet and subject us to administrative penalties or other sanctions, such as requiring us to restrict or discontinue some of the features and services provided on our platform. As a result, our business may suffer and our brand image, student base, results of operations and financial condition may be materially and adversely affected.

Our brand image, reputation, business and results of operations may also be adversely affected by various misconducts and other illegal or improper activities of our franchisees, management personnel and other employees, such as intentionally failing to comply with government regulations, engaging in unauthorized activities and misrepresentation to our potential students during marketing activities, improper use of our students’ and teaching staff’s sensitive or classified information, making payments to government officials or third parties that would expose us to being in violation of laws. We cannot assure you that we will always be able to deter such misconducts, and the precautions we take to prevent and detect such activities may not be effective in preventing these activities or controlling the relevant risks or losses. Moreover, even if some of these misconducts and illegal or improper activities are not related to our business or the services provided by our franchisees, management personnel or other employees to us, they may nevertheless cause negative publicity about us and thereby, harm our brands and reputation.

We may not be able to achieve the benefits we expect from recent and future acquisitions, and recent and future acquisitions may have an adverse effect on our ability to manage our business.

As part of our business strategy, we have pursued and intend to continue to pursue selective strategic acquisitions of businesses that complement our existing businesses. For example, in June 2018, we acquired 80% equity interest in ABC Education Group, an English language training service provider. Acquisitions expose us to potential risks, including risks associated with the diversion of resources from our existing businesses, difficulties in successfully integrating the acquired businesses, failure to achieve expected growth by the acquired businesses and an inability to generate sufficient revenue to offset the costs and expenses of acquisitions. If the revenue and cost synergies that we expect to achieve from our acquisitions do not materialize, we may have to recognize impairment charges.

In addition, we may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if we identify an appropriate acquisition or investment target, we may not be able to negotiate the terms of the acquisition or investment successfully, finance the proposed transaction or integrate the relevant businesses into our existing business and operations. Furthermore, as we often do not have control over the companies in which we only have minority stake, we cannot ensure that these companies always will comply with the applicable laws and regulations in their business operations. Material non-compliance by our investees may cause substantial harm to our reputation and the value of our investments.

If any one or more of the aforementioned risks associated with acquisitions or investments materialize, our acquisitions or investments may not be beneficial to us and may have a material adverse effect on our business, financial condition and results of operations.

Failure to control rental costs, obtain leases at desired locations at reasonable prices or failure to comply with the applicable PRC property laws and regulations regarding certain of our leased and owned premises could materially and adversely affect our business.

We lease a significant number of properties from third parties. As of the date of prospectus supplement, we entered into 121 leases for our premises with a total gross floor area of approximately 82,040 square meters, which were or will be primarily used by our self-operated learning centers, and owned one property with a total gross floor area of approximately 1,290 square meters, which were primarily used as one of our self-operated learning centers. The leased properties were maintained by our landlords. Accordingly, we are not in a position to effectively control the quality, maintenance and management of these buildings. In the event the quality of the buildings deteriorates, or if any or all of our landlords fail to properly maintain and renovate such buildings in a timely manner or at all, our business operations could be materially and adversely affected. In addition, if any of our landlords terminates the existing lease agreements, refuses to renew the lease agreements when such lease agreements expire, or increase the rent to a level that is unacceptable to us, we will be forced to look for alternative locations for our self-operated learning centers. We may not be able to find suitable premises for such relocation without incurring significant time and costs, and there is no guarantee that we may be able to find suitable premises for relocation or at all. If we fail to find suitable replacement sites in a timely manner or on terms acceptable to us, our business and results of operations could be materially and adversely affected. Moreover, if our use of the leased premise is challenged by the relevant government authorities for lack of fire inspection, we may be further subject to fines and also be forced to relocate the affected learning centers and incur additional expenses. If any of the above events occurs, our business, results of operations and financial condition could be materially and adversely affected.

We have not been able to receive from the lessors of some of our leased properties copies of the title certificates or proof of authorization to lease the properties to us. As of the date of this prospectus supplement, we were not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or government authorities for lack of title certificates or proof of authorization to lease, while we do not expect to be subject to any fines or penalties, we may be forced to relocate the affected learning centers and incur additional expenses relating to such relocation, or we may not be able to find suitable premises for relocation at all.

Under the applicable PRC laws and regulations, the parties to a lease agreement are required to register and file the executed lease agreement with the relevant government authorities. As of the date of this prospectus supplement, most of the lease agreements for the leased properties that we occupy had not been registered or filed. While the failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, the relevant real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000. While we have not been subject to any penalties or disciplinary action related to the failure to register our lease agreements, we cannot assure you that we will not be subjected to penalties or other disciplinary actions for our past and future non-compliance.

We currently and may in the future occupy premises for which we have paid the purchase price but have not obtained titles. If we are unable to obtain titles to the properties, we may not be able to get a full refund on our purchase price and may have to relocate and incur additional expenses relating to such relocation, or we may not be able to find suitable premises for relocation at all.

Therefore, the failure to comply with the applicable PRC property laws and regulations regarding certain of our leased and owned premises may cause us to make relocations and be subject to fines and suspension of business, which may materially and adversely affect our business, financial condition and results of operations.

Higher labor costs may adversely affect our business and our profitability.

Labor costs in China have risen in recent years as a result of social development, and increasing inflation in China. As of June 30, 2021, we employed 2,940 full-time staff. Staff costs constituted a major portion of our total cost of revenues, reaching 63.1%, 62.5%, 64.9% and 62.6% of our total cost of revenues for the years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021, respectively. The increase in labor cost may erode our profitability and materially harm our business, financial condition and results of operations. As our businesses have been continuing to expand in recent years, the absolute amounts of our labor costs in the regions where we operate have also been increasing and could continue to increase. If labor costs in these regions continue to increase, our operating costs will increase. We may not be able to pass on these increased costs to our customers by increasing the fees of our courses in light of competitive pressure in the market. In such circumstances, our profit margin may decrease, which could have an adverse effect on our business, financial condition and results of operations.

The outbreak of COVID-19 has had a material adverse impact on the general economic outlook, economic growth and business sentiment. See “— Any natural catastrophes, severe weather conditions, health epidemics, including COVID-19, and other extraordinary events could severely disrupt our business operations.” Additionally, certain restrictive measures, including quarantining policies and travel restrictions, implemented by China and other countries in response to the COVID-19 pandemic has imposed obstacles for us to recruit teachers and operational staff suitable for our business.

We have limited experience in operating some of our newer service offerings.

We currently offer a comprehensive service portfolio, including our offline general adult ELT, junior ELT, overseas training services and online ELT. We are constantly upgrading and plan to develop new services to expand our business and student base. For example, we have started to offer our offline junior ELT in 2018. We have expanded our offerings through internal development and external investments. However, some of our new service offerings have not generated significant or any profit to date, as we have limited experience responding quickly to changes and competing successfully for certain of these new areas. In addition, newer offerings may require more financial and managerial resources than what is available. Furthermore, there is limited operating history on which you can base your evaluation of the business and prospects of these relatively more recent offerings. The operation results of new services may also vary from period to period in response to a variety of factors beyond our control, and we may not be able to achieve our expected profitability and performance of these new service offerings.

Course and service fee refunds or potential refund disputes may negatively affect our cash flow, financial condition, and reputation.

We have different course and service fee refund policies for our students depending on the time of their enrollment and we are subject to certain conditions and restrictions in the service contract between us and each of our students. When calculating gross billings for a specific period, we deduct the total amount of refunds from the total amount of cash received for the sale of course packages for such period.

For the years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021, we had made RMB154.1 million, RMB184.8 million, RMB90.5 million (US$13.9 million) and RMB54.1 million (US$8.4 million) of refund payments, respectively. For the same periods, our course withdrawal rate, which is determined as the amount of refunds we issued as a percentage of the total amount of gross billings for the relevant period, was 10.2%, 10.9%, 11.01%, and 13.4%, respectively. Our course withdrawal rate increased in 2018, mainly due to our implementation of a new refund policy that allowed students to request refunds unconditionally during the first 20 days of enrolling in an offline general adult ELT program (such unconditional refund period had been changed to 10 days since September 2019), and partially because we introduced new curriculums at certain of our learning centers in 2018, which led to an initially adverse student reception. We believe the implementation of the unconditional refund period for the general adult ELT business will improve our students’ overall experience with our services. Additionally, the number of refund requests and the amount of refunds could be affected by a number of factors, many of which are beyond our control. These factors include, without limitation, student dissatisfaction with our teaching quality and our course and educational content offerings, privacy concerns relating to our online platforms, negative publicity regarding us or online ELT in general, and any change or development in the PRC laws and regulations with respect to course fees charged by online education providers like us. Any refund payments that we may be required to make to our students, as well as the expenses we could incur for processing refunds and resolving refund disputes, could be substantial and could adversely affect our gross billings, net revenue, liquidity and financial condition. A high volume of refund applications and refund disputes may also generate negative publicity that could harm our reputation. We have experienced in the past, and may experience in the future, negative publicity in relation to refund disputes between us and our students, which may significantly harm our brand names and divert our attention from operating our business.

We offer an installment payment arrangement to our students, which may adversely affect our business, results of operations and operating cash flow if students participating in such scheme decide not to complete the course(s) they have registered and request refund from us, or if such arrangement is found to be in violation of any existing or future laws and regulations in China or otherwise subject to negative publicity.

In order to provide a more convenient and flexible payment method for students, we have cooperated with accredited third-party financial institutions in China to set up an installment payment arrangement through which students can pay for the courses and/or services we offer in several pre-determined installments during the course of the contract period. Under such arrangement, a third-party financial institution provides an interest-free loan to a student and remits the course/service fee to us on behalf of the borrowing student to complete his/her purchase of the relevant course. The borrowing student is obligated to repay the loan in pre-agreed installments over a period ranging from six months to 24 months to the financial institution. A transaction fee associated with the installment payment arrangement typically ranges from 4.4% to 10.8% of the total amount of such loan, depending on the length of the installment period, which was generally withheld by such financial institution prior to remitting the course/service fee to us. For the six months ended June 30, 2021, approximately 20% of our total gross billings have been paid through such installment payment arrangement. There is an inherent uncertainty relating to such arrangement compared to a lump sum upfront payment scheme as students under the installment payment arrangement are more prone to cease to continue to take classes during the contract period that they had initially registered. For the six months ended June 30, 2021, the course withdrawal rate, which is equal to the amount of refunds we issued in a specific period of time as a percentage of the sum of the amount of gross billings and the amount of refunds for such period, of the students who participated in such installment arrangement was approximately 26.0%, and the course withdrawal rate of the students who provided lump sum upfront payments was approximately 9.0%. When we receive refund requests from our students, we typically determine the eligibility of and amounts of refund entitled by such students in accordance with our existing refund policies. Once we determine a student to be eligible for refund, we generally provide the entire amount of refund to him/her directly. In the event more students who participate in the installment payment arrangement decide not to complete their registered course(s) for any reason, we may be required to provide large sums of refund to these students, which may materially and adversely impact our business, results of operations and operating cash flow. Thus, our business and results of operations could be materially and adversely affected.

In addition, the PRC government has tightened the regulation of consumer credit transactions in recent years. For example, the PRC government has prohibited any entity that is not a licensed commercial bank or policy bank in China to provide any loan to students registered in universities in China. The Notice on Regulating and Rectifying “Cash Loan” Business, or Circular 141, also prohibits online lending information intermediaries from facilitating loans with no designated purpose. While we did not provide any loan to our students directly, we cannot assure you that the relevant PRC government authorities will not impose additional restrictions on consumer credit transactions in the future that will render our existing installment payment arrangement illegal. In such case, we may have to cease such arrangement, which could adversely affect our student recruitment efforts, and we may be subject to penalties. In addition, there has been negative publicity about similar arrangement offered by other ELT service providers in China, and we cannot assure you that we will not be subject to similar negative publicity regarding our installment payment arrangement in the future, which may materially and adversely affect our brands, reputation and business.

In addition, since students who participate in the installment payment arrangement generally enter into separate financing arrangements with certain third-party financial institutions whom we have no control over, we may not be able to ensure that these students will have a pleasant or satisfactory experience dealing with such financial institutions. In the event the students are dissatisfied with any aspect of the services provided by such financial institutions, our reputation and business prospects could be adversely affected.

Our results of operations are subject to seasonal fluctuations.

The PRC offline ELT industry generally experiences seasonality, reflecting a combination of traditional education industry patterns and new patterns associated with the online platform in particular. Seasonal fluctuations have affected, and are likely to continue to affect, our business. In general, the offline ELT industry experiences lower growth of gross billings in the first quarter of each calendar year due to the Chinese New Year holiday, and our industry enjoys higher growth of gross billings in the third quarter during the summer months as some of our students are generally on summer holiday and have more time to take English language training courses. Overall, the historical seasonality of our business has been relatively mild due to our rapid growth. Our financial condition and results of operations for future periods may continue to fluctuate due to seasonality of our business.

Failure to protect confidential information of our students and teaching staff against security breaches could damage our reputation and brands and substantially harm our business and results of operations.

A significant challenge to the offline and online ELT industry is the secure storage of confidential information and its secure transmission over public networks. All purchases of our course packages are made by our students and/or their parents through our learning centers, websites and mobile applications. In addition, online payments for our course packages are settled through third-party online payment services. Maintaining complete security for the storage and transmission of confidential information on our technology platform, such as student names, personal information and billing addresses, is essential to maintaining student confidence.

We have adopted security policies and measures to protect our proprietary data and student information. However, advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect confidential information. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information we hold as a result of our students’ visits to our website and use of our mobile applications. Such individuals or entities obtaining our students’ confidential or private information may further engage in various other illegal activities using such information. Any negative publicity on our website’s or mobile applications’ safety or privacy protection mechanisms and policies, and any claim asserted against us or fine imposed upon us as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations.

Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny. Increased regulation by the PRC government of data privacy on the internet is likely and we may become subject to new laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information that could affect how we store and process the data of our teaching staff and students. We generally comply with industry standards and are subject to the terms of our own privacy policies. Compliance with any additional laws could be expensive, and may place restrictions on the conduct of our business and the manner in which we interact with our students. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other student data, could cause our students to lose trust in us and could expose us to legal claims and liabilities. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online education services generally, which may negatively impact our business prospects.

We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, our continued listing on Nasdaq, and this offering.

Our business involves collecting and retaining certain internal data and student information. the integrity and protection of student information and company data is crucial to us and our business. Our students expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the Cyberspace Administration of China and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

●	the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users/users’ (which to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

Currently, the draft amendment has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus supplement, as an English language training service provider through the VIEs and their subsidiaries in China, we have not been included within the definition of “operator of critical information infrastructure” by competent authority, nor have we been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. We believe that we are in compliance with the aforementioned regulations and policies that have been issued by the Cyber Administration of China.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which will take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As of the date of this prospectus supplement, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

If we fail to develop or adopt new technologies to effectively meet challenges from changing consumer requirements, emerging standards in the industry or mobile operating systems, or if our efforts to invest in the development of new technologies are unsuccessful our business may be materially and adversely affected.

The ELT industry is characterized by rapid technological changes in the teachers’ and students’ requirements and preferences, frequent introduction of new courses or services utilizing new technologies and the emergence of new standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend in part on our ability to identify, develop, acquire or license leading technologies useful to our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely way. The development of websites, mobile applications and other proprietary technologies entails significant technical and business risks. We cannot assure you that our existing technologies will remain competitive or that we will be able to successfully develop or effectively use new technologies, recoup the costs of developing new technologies or adapt our websites, mobile applications, proprietary technologies and systems to meet customer requirements or emerging industry standards. If we are unable to develop technologies successfully or adapt in a cost-effective and timely manner in response to changing technological standards, market conditions or customer requirements, whether for technical, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

In addition, purchases using mobile devices by consumers generally, and by our customers specifically, have increased, and we expect this trend to continue. To optimize the mobile shopping experience, we are somewhat dependent on our customers downloading our specific mobile applications for their particular devices as opposed to accessing our websites from an internet browser on their mobile devices. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for their alternative devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In addition, our future growth and results of operations could suffer if we experience difficulties in integrating our mobile applications into mobile devices in the future, if problems arise with our relationships with providers of mobile operating systems or mobile applications download stores, if our applications receive unfavorable treatment compared to competing applications on the download stores, or if we face increased costs to distribute or have customers using our mobile applications. We are further dependent on the interoperability of our websites with popular mobile operating systems that we do not control, such as iOS and Android operating systems, and any changes in search systems that degrade the functionality of our websites or give preferential treatment to competitive products could adversely affect the usage of our websites on mobile devices. In the event that this is more difficult for our customers to access and use our website on their mobile devices, or if our customers choose not to access or to use our websites on their mobile devices or to use mobile products that do not offer access to our websites or mobile applications, our business, financial condition and results of operations may be adversely affected.

Accidents or injuries suffered by our students and other people on our premises may adversely affect our reputation, business operation and financial performance.

We do not have any insurance for our students or other people at our learning centers. In the event of accidents, injuries or other harm to students or other people on our premises, including those caused by and arising from the actions of our employees at our learning centers and/or our other premises, our facilities may be perceived to be unsafe, which may discourage prospective students from attending our courses and we may face lawsuits. Our students may also hurt themselves or other persons due to psychological pressure. We could also face claims alleging that we were negligent or provided inadequate supervision to our employees and therefore should be held jointly liable for harm caused by then or are otherwise liable for injuries suffered by our students or other people on our premises. A liability claim, even if unsuccessful, against us or any of our employees could adversely affect our reputation, enrollment and revenue, causing us to incur substantial expenses and divert the time and attention of our management.

We may not maintain adequate insurance, which could expose us to significant costs and business disruption.

The insurance industry in China is still at an early stage of development. In particular, PRC insurance companies offer limited business insurance products to education service providers. We do not have key employee insurance, business liability insurance or business disruption insurance to cover our operations, which we believe is consistent with customary industry practice in China. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. In addition, we do not maintain any insurance policies covering risks including loss and theft of and damages to our servers or other technology infrastructure. Any uninsured occurrence of business disruption, litigation or natural disaster, or significant damages to our uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources for us and could adversely affect our financial condition and results of operations.

If we fail to prevent the loss or misappropriation of, or disputes over, our intellectual property rights, our brands and business may suffer.

We consider our copyrights, trademarks, trade names, internet domain names, patents and other intellectual property rights invaluable to our ability to continue to develop and enhance our brand recognition. Unauthorized use of our intellectual property rights may damage our reputation and brands. We rely on a combination of copyright, trademark and trade secrets laws to protect our intellectual property rights. Nevertheless, the measures we take to protect our intellectual property rights may not be adequate to prevent unauthorized uses. In addition, preventing infringement on or misuse of intellectual property rights could be difficult, costly and time-consuming in China. The practice of intellectual property rights enforcement action by the PRC regulatory authorities is in its early stage of development and is subject to significant uncertainty. For example, third parties may obtain and use our intellectual property without due authorization, particularly in China. We may also need to resort to litigation and other legal proceedings to enforce our intellectual property rights. Any such action, litigation or other legal proceedings could result in substantial costs and diversion of our management’s attention and resources and could disrupt our business. There is no assurance that we will be able to enforce our intellectual property rights effectively or otherwise prevent others from the unauthorized use of our intellectual property. Failure to adequately protect our intellectual property could materially and adversely affect our brand names and reputation, and our business, financial condition and results of operations.

We may encounter infringement disputes from time to time relating to our use of intellectual properties of third parties.

We cannot assure you that our offline ELT courses and marketing materials, online ELT courses, products, platforms and applications or other intellectual property developed or used by us do not or will not infringe upon valid copyrights or other intellectual property rights held by third parties. We may encounter disputes from time to time over rights and obligations concerning intellectual property, and we may not prevail in those disputes. We have adopted policies and procedures to prohibit our employees and contractors from infringing upon third-party copyright or intellectual property rights. However, we cannot assure you that our teachers or other personnel will not, against our policies, use third-party copyrighted materials or intellectual property without proper authorization in our classes, on our websites, at any of our locations or via any medium through which we provide our programs. Our users may also post unauthorized third-party content on our websites. We may incur liability for unauthorized duplication or distribution of the materials posted on our websites or used in our classes. We have been involved in claims against us alleging our infringement of third-party intellectual property rights and we may be subject to such claims in the future. Any such intellectual property infringement claim could result in costly litigation, harm our reputation, divert our management attention and resources and subject us to substantial financial harm.

A certain number of our self-operated learning centers and our owned properties are not in compliance with fire safety regulations.

Our self-operated learning centers are mainly located on properties leased by us from third parties. We generally make decoration work to the leased properties to meet our business operational needs. According to the relevant PRC laws and regulations, our decoration work falls within the scope of construction work. If the investment amount of such construction work exceeds RMB300,000 and the gross floor area is more than 300 square meters, the records of the fire safety design and the completion inspection must be filed with the competent fire safety authorities after the decoration work obtains the relevant construction permit and passes the completion inspection. As of the date of this prospectus supplement, we entered into 121 leases for our premises, 111 of which have been put into use for our self-operated learning centers, and we have complied with the foregoing fire safety design and filing requirements with respect to 101 of these premises. As of June 30, 2021, 14 leased properties comprised of 12 of our self-operated learning centers currently in use had not completed the filing of fire protection design and completion inspection record. Additionally, we owned premises that were used as space for one of our self-operated learning centers with a total gross floor area of approximately 8,057 square meters, and we have not completed the filing of fire protection design and completion inspection record for such properties as of the date of this prospectus supplement. The 12 self-operated learning centers contributed to approximately 6% to our gross billings for the six months ended June 30, 2021.

In case of failure to complete the foregoing procedures, the competent fire safety authorities in the PRC can order rectifications within a specified period of time, impose a fine of less than RMB5,000 per property, and order the stoppage of use. We have been fined for such violations in the past for an immaterial amount, and we cannot assure you that we will not be fined in the future for past and future violations. In the case of failure to rectify, such authorities can order stoppage of construction and use and suspension of business, and impose a fine of more than RMB30,000 and less than RMB300,000. If we cannot complete the filing of fire protection design and completion inspection according to the relevant requirements, we may be subject to a fine or may be ordered to make rectification within a specified period of time or suspend our operation on the affected properties. In addition, according to Circular 10, if we cannot meet the requirements of the fire safety standards, the relevant training qualifications could be revoked by the government authorities. If complying with fire safety regulations would require us to terminate or break our existing leases, we may be liable for any associated termination or breakage costs in addition to the costs of relocation, renovation and decoration. It may also disrupt our scheduled courses and force us to postpone or cancel some courses and refund the related course fees, all of which could materially and adversely affect our business, financial condition and results of operations.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Pursuant to the PRC laws and regulations, we are required to participate in various social insurance benefit plans for our employees, whether PRC nationals or foreign citizens, including pension insurance, unemployment insurance, medical insurance, work-related injury insurance and maternity insurance. We are also required to participate in housing provident fund plan for our PRC national employees. We are required to contribute to the plans in amounts equal to certain percentages of the salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our business. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in various locations. In some locations where we operate, consistent with local practices, we did not strictly follow the laws and regulations relating to participating in various social insurance benefit plans for our PRC national employees, including housing provident fund. We also did not make full contribution of our foreign employees’ social insurance, which was mainly due to an administrative oversight and unfamiliarity with the relevant laws and regulations of our staff in charge. While we have not faced any penalty or disciplinary action in the past, our failure in making contributions to various employee benefit plans and in complying with the applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We cannot assure you that our employees will not complain to the relevant authorities by reporting our failure to make contributions to the social insurance plans. Moreover, we cannot assure you that the relevant local government authorities will not require us to pay the outstanding amount within a prescribed time or impose penalties or overdue fines on us, which may in turn adversely affect our financial condition and results of operations.

Certain of our teachers do not possess teaching qualifications, which may be subject to penalty under the relevant PRC laws and regulations. Our failure to comply with these requirements may result in material and adverse effect on our business, results of operations and prospects.

Under the relevant PRC laws and regulations, teachers of all types of schools and other education institutions are required to obtain teacher qualification certificates or other relevant professional skill qualifications, although the definition or scope of the relevant professional skill qualifications is not explicitly stated in the relevant PRC laws and regulations. If teachers are employed in violation of such regulations, the examination and approval authorities or other relevant government departments will order the schools and other education institutions to make corrections within a specified period of time and give a warning in accordance with the applicable laws and regulations. If there is income generated from teachers without teaching qualifications, the illegal income will be confiscated. In the event the circumstances are deemed serious by the relevant government authorities, student enrollment will be ordered to stop and the school license will be revoked. As of the date of this prospectus supplement, some of our teachers did not possess any teaching qualifications or relevant professional skill qualifications. As of the date of this prospectus supplement, we have not received any notice or warning or been subject to any penalties or disciplinary action from government authorities due to the lack of teaching licenses of our teachers. As advised by our PRC counsel, the current PRC laws and regulations remain unclear as to whether our teachers are required to obtain and hold teaching qualifications. However, we cannot assure you that the relevant PRC government authorities will not take a contrary view and impose penalties, fines or other disciplinary action for our past or future non-compliance.

We cannot assure you that we will not be subject to liability claims for any inaccurate or inappropriate content in our training programs, which could cause us to incur legal costs and damage our reputation.

We develop the content for our ELT programs ourselves or through partnerships with third parties. We cannot assure you that there will be no inaccurate or inappropriate materials included in our training programs or the materials we obtain from our third-party partners. In addition, our mock examination questions designed internally based on our understanding of the relevant examination requirements may be investigated by the regulatory authorities. Therefore, we may face civil, administrative or criminal liability if an individual or corporate, governmental or other entity believes that the content of any of our training programs violets any laws, regulations or governmental policies or infringes upon its legal rights. Even if such claim were not successful, defending it may cause us to incur substantial costs including the time and attention of our management. Moreover, any accusation of an accurate so inappropriate conduct could lift to significant negative publicity, which could harm our reputation and future business prospects.

We may be involved in legal and other disputes and claims arising out of our operations from time to time.

We may, from time to time, be involved in disputes with and subject to claims by parents and students, teachers and other school personnel, and other parties involved in our business. We cannot assure you that when legal actions arise in the ordinary course of our business, any of the legal actions will be resolved in our favor. We are subject to uncertainties as to the outcome of such legal proceedings and our business operations may be disrupted. Legal or other proceedings involving us may, among others, result in us incurring significant costs, divert management’s attention and other resources, negatively affect our business operations, cause negative publicity against us or damage our reputation, regardless whether we are successful in defending such claims or proceedings. Our business, financial condition and results of operations may be materially and adversely affected as a result.

We may be adversely affected by any negative publicity concerning us, our business, founders, shareholders, affiliates, directors, senior management and employees, as well as our third-party commercial partners and the industry in which we operate, regardless of its accuracy, which could harm our reputation and business.

Negative publicity about us, our business, founders, shareholders, affiliates, directors, senior management, teachers and other employees, as well as our third-party commercial partners and the industry in which we operate, can harm our operations. We have been exposed to negative publicity concerning, among other things, miscalculation involving and delays in the payments of staff salaries and/or bonuses, student refund disputes, administrative penalties, alleged improper or misleading statements made in our sales and marketing activities in the past and actions of our founders and directors and members of our senior management. Negative publicity concerning these parties could be related to a wide variety of matters, including, but are not limited to:

●	misconduct, alleged or otherwise, or other improper activities committed by our founders, students or our directors, shareholders, senior management, affiliates, teaching staff and other employees, including misrepresentation made by our employees to prospective students during sales and marketing activities;

●	false or malicious allegations or rumors about us or our founders, directors, shareholders, senior management, affiliates, teaching staff and other employees, as well as our students;

●	complaints by our students about our education services and sales and marketing activities;

●	course fee refund disputes between us and our students or administrative penalties;

●	security breaches of our student’s or employee’s confidential information;

●	employment-related complaints and claims relating to alleged employment discrimination, wage and hour violations, miscalculations involving and delays in the payments of staff salaries and/or bonuses; and

●	governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

We may also be exposed the risk of any misconduct of our third party commercial partners that any negative publicity and claims asserted against our third party commercial partners or fines imposed upon them as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations. In addition, negative publicity of the industry in which we operate, including, but not limited to, bankruptcy and cessation of business operations of any of our major competitors, may materially and adversely affect our business prospects and results of operations.

In addition to traditional media, there has been an increasing use of social media and similar platforms in China, including instant messaging applications, such as WeChat, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate as is its impact without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available.

Information concerning our company, shareholders, directors, officers and employees may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, financial condition and results of operations.

We are subject to regulatory inspections, examinations, inquiries and audits, and future sanctions, fines and other administrative penalties resulting from such inspections and audits could materially and adversely affect our business, financial condition and results of operations.

We are subject to certain regulation and supervision from the PRC government authorities. These relevant regulatory authorities have broad powers to adopt regulations and other requirements affecting or restricting our operations, including tax policies. Moreover, these relevant regulatory authorities possess significant powers to enforce applicable regulatory requirements in the event of our non-compliance, including the imposition of fines, sanctions or the revocation of licenses or permits to operate our business. We have in the past been subject to tax penalties concerning certain of our subsidiaries, and we cannot assure you that we will not face similar or other administrative fines or penalties concerning our operations or our subsidiaries.

Any natural catastrophes, severe weather conditions, health epidemics, including COVID-19, and other extraordinary events could severely disrupt our business operations.

The occurrence of natural catastrophes such as earthquakes, floods, typhoons, tsunamis or any acts of terrorism may result in significant property damages as well as loss of revenue due to interactions in our business operations. As we store books and course materials at our premises, there is a risk that these products and our promises may be damaged or destroyed by fire and other natural calamities. Any disruption of electricity supply or any outbreaks of fire or similar calamities at our premises may result in the breakdown of our facilities and the disruption to our business. Health epidemics such as outbreaks of avian influenza, severe acute respiratory syndrome (SARS), COVID-19, swine flu (H1N1) or the Influenza A virus, and severe weather conditions such as snowstorm and hazardous air pollution, as well as the government measures adopted in response to these events, could significantly impact our operations.

Due to the quarantine measures to contain the spread of the COVID-19, we temporarily closed our learning centers in China from February 2020 to April 2020. In April 2020, we reopened a select number of our learning centers, and gradually reopened the remaining in May and June 2020 as permitted to do so by the MOE and provincial education bureaus. As a result, our ability to deliver our services, particularly our offline ELT services, had been adversely impacted and the costs for us to deliver our services may also increase. Some students changed their study plans due to these restrictive measures or safety considerations, and thus, the demand for our services, especially demand for our overseas training services, decreased.

The COVID-19 pandemic had a material adverse impact on our business operations for the fiscal year ended December 31, 2020. Our revenues for the fiscal year ended December 31, 2020 decreased by RMB552.7 million, or 38.2%, from RMB1,447.9 million for the fiscal year ended December 31, 2019. We have been gradually recovering from the negative impact of the COVID-19 pandemic on our business and results of operations. We had recognized an aggregate RMB411.3 million (US$ 63.7 million) in revenue in the six months ended June 30, 2021, a 10.9% increase compared to RMB370.9 million in the six months ended June 30, 2020.

The extent to which COVID-19 impacts our financial position, results of operations and cash flows in the rest of 2021 and beyond will depend on future developments of the pandemic, including new information concerning the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable. In addition, our financial position, results of operations and cash flows could be adversely affected to the extent that the COVID-19 pandemic negatively impacts the Chinese economy in general. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. If similar outbreak occurs, we may be forced to close our learning centers or our offices again while we remain obligated to pay rent and other expenses for these facilities, have quarantine policies in place for our students, teachers, or employees and the disinfection of the affected properties along with the temporary suspension of our operations, or cancel or defer student enrollment to avoid the spread or recurrence of contagion.

As of the date of this prospectus supplement, most of the quarantine measures in China have been relaxed. However, our results of operations may still be adversely affected to the extent that the COVID-19 pandemic continues to affect the Chinese economy in general. In addition, the longer-term trajectory of COVID-19, both in terms of scope and intensity of the pandemic, in China, together with its impact on the industry and the broader economy are still difficult to assess or predict and face significant uncertainties that will be difficult to quantify. If the situation materially deteriorates in China, our business operations and financial performance may be materially and adversely affected.

While we have migrated our offline general adult ELT, overseas training and junior ELT courses online during the COVID-19 pandemic to provide continued training services to our students, our ability to conduct live-streaming lectures and provide other online education services depends on the continuing operation of our technology systems, which is vulnerable to damage or interruption from natural catastrophes and other extraordinary events. In addition, any fire or other calamity at the facilities of our third-party service providers that host our servers could severely disrupt our ability to deliver our online courses. Our disaster recovery planning cannot account for every conceivable possibility. Any damage or failure of our technology system could result in interruptions in our services, and our brands could be damaged if students believe our systems are unreliable. Such disruptions could severely interfere with our business operation and adversely affect our results of operations.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the fiscal year ended December 31, 2020, our independent registered public accounting firm identified two material weaknesses and other control deficiencies in our internal control over financial reporting.

The material weaknesses identified relate to (i) our lack of a sufficient number of finance and accounting personnel or sufficiently trained finance and accounting personnel, as well as comprehensive accounting policies in accordance with U.S. GAAP financial reporting; and (ii) our internal control policy does not have a proper approval mechanism, and our lack of internal controls on performing periodic reviews of user accounts and their level of authorization in the financial systems. We plan to implement a number of measures to remedy these material weaknesses. To remedy the identified material weakness and the other control deficiencies, we have implemented and will continue to implement initiatives to improve our internal control over financial reporting to address the material weaknesses that have been identified, including: (i) obtain additional resources, including experienced staff with U.S. GAAP and SEC reporting knowledge, to strengthen the financial reporting function and to set up financial and system control framework; (ii) conducting regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel, including sending our financial staff to attend external U.S. GAAP training courses; and (iii) optimizing our financial systems by establishing a proper approval mechanism and performing periodic reviews of users accounts and their level of authorization. We cannot assure you, however, that these measures may fully address these material weaknesses and other deficiencies in our internal control over financial reporting or that we may conclude that they have been fully remedied.

If we fail to establish and maintain adequate internal controls, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could limit our access to capital markets, adversely affect our results of operations and lead to a decline in the trading price of our securities. Additionally, ineffective internal controls could expose us to an increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list or to other regulatory investigations and civil or criminal sanctions.

As a public company, we will be subject to Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Since we qualify as an “emerging growth company” pursuant to the JOBS Act with less than US$1.07 billion in revenue for our last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. Moreover, even if management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

During the course of documenting and testing our internal control procedures, we may identify other weaknesses and deficiencies in its internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Our predecessor independent registered public accounting firm, KPMG Huazhen LLP, that issued an audit report included in our annual report for the fiscal year ended December 31, 2020 is located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, and as such, investors may be deprived of the benefits of such inspection.

Our predecessor independent registered public accounting firm that issue an audit report included in our annual report for the fiscal year ended December 31, 2021, as an auditor of the companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Our predecessor auditor is located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulation Commission, or the CSRC, and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. In June 2019, a bill entitled the “Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act” was introduced in the U.S. Congress. The proposed EQUITABLE Act requires the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm and prescribes increased disclosure requirements for such issuers. The proposed EQUITABLE Act also prescribes that, beginning in 2025 the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. Additionally, on May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was enacted. In essence, the Holding Foreign Companies Accountable Act directs the SEC to prohibit the securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over-the-counter” if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for three consecutive years, beginning in 2021, and require certain disclosures in the registrant’s annual reports covering years when the auditor of the registrant’s financial statements is not subject to PCAOB inspection. Furthermore, Nasdaq has proposed changes to its rules to allow it to consider whether the auditor of a company has been inspected by the PCAOB in considering whether to allow the new or continued listing of that company. The proposed Nasdaq rule changes are subject to approval by the SEC. The joint statement, the bills and the proposed Nasdaq rule changes reflect a heightened interest in an issue that has vexed U.S. regulators in recent years. However, it remains unclear what further actions the U.S. Congress, SEC and/or the PCAOB will take to address the problem, or whether the proposed Nasdaq rule changes will be put into place.

On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it’s not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to evaluate the effectiveness of our predecessor auditor’s audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

We are transitioning our business focus and our results of operations may be materially and adversely affected.

As of the date of this prospectus supplement, we have been primarily operating in the ELT industry in China. We plan to transition our business focus to blockchain and cryptocurrency business. Our Company plans to build a business division dedicated to blockchain and cryptocurrency business. There are risks in connection with our new business ventures. The blockchain and cryptocurrency business may not develop as we anticipate. As we have limited experience in the blockchain and cryptocurrency business, our efforts in developing such business may not succeed and we may not be able to generate sufficient revenue to cover our investment and become profitable. During such process, our results of operations and financial condition may not be improved in a timely manner, or at all. We cannot assure you that we will successfully transition our business focus and it is possible that we remain in such status for a certain period of time. During such period, our revenue may be very limited and we may continue to experience material and adverse effect to our results of operations, financial condition and business prospects.

New Lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within our existing lines of business. Currently, we plan to venture into the blockchain and cryptocurrency business. As a new entrant into the new lines of business, we face significant challenges, uncertainties and risks, including, among others, with respect to our ability to:

●	build a well-recognized and respected brand;

●	establish and expand our customer base;

●	improve and maintain our operational efficiency for new lines of business;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure for our new lines of business;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

●	navigate an evolving and complex regulatory environment, such as licensing and compliance requirements; and

●	manage the resources and attention of management between our current core business and new lines of business.

Moreover, there can be no assurance that the introduction and development of new lines of business or new products and services would not encounter significant difficulties or delay or would achieve the profitability as we expect. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and prospects. For example, with respect to our plan to develop our blockchain and cryptocurrency business, we may not be able to acquire cryptocurrency mining machines at a reasonable cost, or at all. Due to our limited experience with blockchain and cryptocurrency activities, we also face challenges and uncertainties relating to the possibility of success of our new business. As of the date of this prospectus supplement, we have entered into a strategic cooperation agreement with AGM Group Holdings Inc. (Nasdaq: AGMH) with respect to the development of our blockchain and cryptocurrency mining business. There is no assurance that our efforts to develop this new line of business will succeed.

As we enter into new business sectors, we are also subject to competition from such industry. For example, the blockchain and cryptocurrency industry is highly competitive despite its relatively short history. There can be no assurance that we are able to compete effectively with respect to our new businesses. If we fail to establish our strengths or maintain our competitiveness in those industries, our business prospects, results of operations and financial condition may be materially and adversely affected.

As we develop our blockchain and cryptocurrency business, our total revenue and cash flow will become materially dependent on the market value of digital assets and the volume of digital assets received from our mining efforts. If such market value or volume declines, our business, operating results and financial condition would be adversely affected.

As we develop our blockchain and cryptocurrency business, our operating cash flow will be materially dependent on our ability to sell cryptocurrency for fiat currency as needed. As such, any declines in the amount of cryptocurrencies that we successfully mine, the price of such cryptocurrencies or market liquidity for cryptocurrencies and digital assets generally would adversely affect our revenue and ability to fund our operations.

The price of cryptocurrencies and digital assets and associated demand for buying, selling, and trading cryptocurrencies and digital assets have historically been subject to significant volatility. For example, Bitcoin’s aggregate market value exceeded $1 trillion in October 2021 compared to $250 billion in October 2020, based on Bitcoin prices quoted on major exchanges. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

●	market conditions across the broader blockchain ecosystem;

●	trading activities on digital asset platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, miners and investors;

●	the speed and rate at which digital assets are able to gain worldwide adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument or other financial asset, if at all;

●	changes in user and investor confidence in digital assets and digital asset platforms;

●	publicity and events relating to the blockchain ecosystem, including public perception of the impact of the blockchain ecosystem on the environment;

●	unpredictable social media coverage or “trending” of digital assets;

●	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

●	consumer preferences and perceived value of digital assets;

●	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability or other characteristics;

●	the correlation between the prices of digital assets, including the potential that a crash in one digital asset or widespread defaults on one digital asset exchange or trading venue may cause a crash in the price of other digital assets, or a series of defaults by counterparties on digital asset exchanges or trading venues;

●	regulatory or legislative changes and updates affecting the blockchain ecosystem;

●	the characterization of digital assets under the laws of various jurisdictions around the world;

●	the maintenance, troubleshooting and development of the blockchain networks underlying digital assets, including by miners, validators and developers worldwide;

●	the ability for digital asset networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of digital assets and their associated protocols, smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset platforms;

●	financial strength of market participants;

●	interruptions in service from, or failures of, major digital asset trading platforms;

●	availability of an active derivatives market for various digital assets;

●	availability of banking and payment services to support digital asset-related projects;

●	level of interest rates and inflation; and

●	monetary policies of governments, trade restrictions and fiat currency devaluations.

There is no assurance that any digital asset, including Bitcoin, will maintain its value or that there will be meaningful levels of trading activities to support markets in any digital asset. A decline in the market value of digital assets or in the demand for trading digital assets could lead to a corresponding decline in the value of our cryptocurrency assets, our returns on investments in mining machines, and could adversely affect our business, operating results and financial condition.

Digital assets may be subject to momentum pricing due to speculation regarding future appreciation or depreciation in value, leading to greater volatility. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future changes in value. It is possible that momentum pricing of digital assets has resulted, and may continue to result, in speculation regarding future changes in the value of digital assets, making digital assets’ prices more volatile. As a result, digital assets may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in digital asset prices. As a result, our business, operating results and financial condition could be adversely affected.

Risks Related to Our Corporate Structure

If the PRC government finds that the contractual arrangements that establish the structure for operating our business do not comply with applicable PRC laws and regulations, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Currently, the PRC laws and regulations do not explicitly impose restrictions on foreign investment in ELT services in the PRC. However, some local government authorities in the PRC have adopted different approaches in granting licenses and permits (particularly, imposing more stringent restrictions on foreign-invested entities) for entities providing ELT services. In the areas where we operate our ELT service business, most local government authorities do not allow foreign-invested entities to establish private schools to engage in the ELT services, other than in the forms of Sino-foreign cooperative schools, and the domestic party shall play a dominant role in such cooperation. According to the relevant regulations, foreign investors of Sino-foreign cooperative institutions must be foreign educational institutions with relevant qualifications and experiences. As a foreign company, we are not qualified to run Sino-foreign cooperative schools in the PRC. In addition, according to Notice 75, foreign-invested language training institutions are required to apply for the private school operating permit. However, based on the interviews we conducted in November 2019 with the officials of the local educational authorities in the areas where we have learning centers in operation, most of the local educational authorities provided oral confirmations that due to the fact that the Notice 75 has just been issued for a short period of time and that no detailed supporting rules and regulations have been promulgated, the relevant procedure, approval process and transitional period regarding the application by the foreign-invested language training institutions for the private school operating permit are not yet clear and the relevant government authorities have not yet begun to accept applications. In addition, the PRC laws and regulations restrict foreign ownership in value-added telecommunication services and require that a foreign investor who invests in a value-added telecommunications business in the PRC must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations overseas. Due to these restrictions, we operate our offline and online ELT business in the PRC primarily through our affiliated entities. We entered into a series of contractual arrangements with Shenzhen Meten and Shenzhen Likeshuo and their shareholders, respectively. Our affiliated entities are the entities that hold certain licenses and permits relating to the offline and online ELT business in the PRC. We have been and expect to continue to be dependent on our affiliated entities to operate our business.

As advised by our PRC counsel, there are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, and we cannot assure you that the PRC government would agree that our corporate structure or any of the above-mentioned contractual arrangements comply with the current or future PRC laws or regulations. The PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities may have broad discretion in interpreting these laws and regulations. If our ownership structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain any of the required licenses and permits, the relevant PRC regulatory authorities including the MOE, which regulates the education industry in the PRC, the Ministry of Commerce, or the MOFCOM, which regulate the foreign investments in the PRC, the MCA, which regulates the registration of non-profit private schools in the PRC after the Amended Private Education Promotion Law became effective, and the SAIC, which regulates the registration and operation of for-profit private schools in the PRC after the Amended Private Education Promotion Law became effective, would have broad discretion in dealing with such violations, including:

●	revoking the business licenses and operating permits held by Zhuhai Meten and Zhuhai Likeshuo and their respective subsidiaries, or our other PRC subsidiaries, and/or our affiliated entities;

●	discontinuing or restricting the operations of any related-party transactions among our PRC subsidiaries and our affiliated entities;

●	limiting our business expansion in the PRC by way of entering into contractual arrangements;

●	confiscating the income of our affiliated entities;

●	imposing fines, penalties or other requirements with which we, our PRC subsidiaries, or affiliated entities may not be able to comply;

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities. There are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. Although we believe that our corporate structure and contractual arrangements comply with current applicable PRC laws and regulations, in the event that PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to asset our contractual rights over the assets of the VIEs and their subsidiaries, and our ordinary shares may decline in value or become worthless.

Substantial uncertainties exist with respect to the interpretation and implementation of any new PRC laws, rules and regulations relating to foreign investment and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the three existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The existing foreign-invested enterprises, or FIEs, established prior to the effectiveness of the Foreign Investment Law may keep their corporate forms within five years. The Foreign Investment Law stipulates that China implements the management system of pre-establishment national treatment plus a negative list to foreign investment, and the government generally will not expropriate foreign investment, except under certain special circumstances, in which case it will provide fair and reasonable compensation to foreign investors. Foreign investors are barred from investing in prohibited industries on the negative list and must comply with the specified requirements when investing in restricted industries on such list. On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law, which came into effect on January 1, 2020 and further requires that FIEs and domestic enterprises be treated equally with respect to policy making and implementation.

Pursuant to the Foreign Investment Law, “foreign investment” means any foreign investor’s direct or indirect investment in the PRC, including: (i) establishing FIEs in the PRC either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, other similar interests in Chinese domestic enterprises; (iii) investing in new project in the PRC either individually or jointly with other investors; and (iv) making investment through other means provided by laws, administrative regulations or State Council provisions. Although the Foreign Investment Law does not explicitly classify the contractual arrangements, as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through other means stipulated by laws or administrative regulations or other methods prescribed by the State Council without elaboration on the meaning of “other means.” However, the Implementing Regulations of the Foreign Investment Law still does not specify whether foreign investment includes contractual arrangements.

It is possible that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, at which time it will be uncertain whether the contractual arrangements will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangements will be handled. Therefore, there is no guarantee that the contractual arrangements and the business of our affiliated entities will not be materially and adversely affected in the future due to changes in the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be completed by companies with existing contractual arrangements, we may face substantial uncertainties as to the timely completion of such actions. In the extreme case scenario, we may be required to unwind the contractual arrangements and/or dispose of the VIEs and affiliated, which could have a material and adverse effect on our business, financial conditions and results of operations.

We rely on contractual arrangements with the VIEs and their shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on the contractual arrangements with our ELT businesses in China. However, these contractual arrangements may not be as effective as direct equity ownership in providing us with control over our affiliated entities. Any failure by the VIEs and their shareholders to perform their obligations under the contractual arrangements would have a material adverse effect on the financial position and performance of our Company. For example, the contractual arrangements are governed by the PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with the PRC law and any disputes would be resolved in accordance with arbitral procedures as contractually stipulated. The commercial arbitration system in the PRC is not as developed as in some other jurisdictions, such as the United States.

As a result, uncertainties in the commercial arbitration system or legal system in the PRC could limit our ability to enforce these contractual arrangements. In addition, if the legal structure and the contractual arrangements were found to violate any existing or future PRC laws and regulations, we may be subject to fines or other legal or administrative sanctions.

If any government action causes us to lose our right to direct the activities of our affiliated entities or lose our right to receive substantially all the economic benefits and residual returns from our affiliated entities and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our affiliated entities.

The VIEs or their shareholders may fail to perform their obligations under the contractual arrangements.

If Shenzhen Meten, Shenzhen Likeshuo or any of their respective shareholders fails to perform their obligations under the contractual arrangements, we may have to incur substantial costs and resources to enforce our rights under the contracts, and rely on legal remedies under the PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of Shenzhen Meten or Shenzhen Likeshuo were to refuse to transfer their equity interest in Shenzhen Meten or Shenzhen Likeshuo to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the material agreements under our contractual arrangements are governed by the PRC law and provide for the resolution of disputes under the agreements through arbitration in the Shenzhen Court of International Arbitration. Accordingly, these contracts would be interpreted in accordance with the PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under the PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in the PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our affiliated entities, and our ability to conduct our business may be negatively affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us and not act in the best interests of our Company.

Our control over affiliated entities is based upon the contractual arrangements with our affiliated entities, the VIEs and their shareholders and the directors of our affiliated entities. The shareholders of the VIEs may potentially have conflicts of interest with us and breach their contracts or undertaking with if it would further their own interest or if they otherwise act in bad faith. These shareholders may refuse to sign or breach, or cause the VIEs to breach or refuse to renew the existing contractual arrangements, which would have a material and adverse effect on our ability to effectively control our affiliated entities and receive economic benefits from them. For example, these shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. When conflicts of interest arise any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings. If we are unable to resolve such conflicts, including where the shareholders of the VIEs breached their contracts or undertakings with us and as a result or otherwise subject us to claims from third parties, our business, financial condition and operations could be materially and adversely affected.

The contractual arrangements may be subject to the scrutiny of the PRC tax authorities and additional tax may be imposed, which may materially and adversely affect our results of operation and value of your investment.

Under the PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the Exclusive Management Cooperation Agreement we have with our affiliated entities does not represent an arm’s length price and determines to adjust any of those entities’ income in the form of a transfer pricing adjustment. A transfer pricing adjustment could increase our tax liabilities. In addition, the PRC tax authorities may have reason to believe that our subsidiaries or our affiliated entities are dodging their tax obligations, and we may not be able to rectify such incident within the limited timeline required by the PRC tax authorities. As a result, the PRC tax authorities may impose late payment fees and other penalties on us for underpaid taxes, which could materially and adversely affect our business, financial condition and results of operations.

If any of our affiliated entities becomes subject to winding up or liquidation proceedings, we may lose the ability to make use of certain important assets, which could negatively impact our business and materially and adversely affect our ability to generate revenue.

We currently conduct our operations in China through contractual arrangements. As part of these arrangements, substantially all of our education-related assets, permits and licenses that are important to the operation of our business are held by our affiliated entities. If any of these affiliated entities is wound up, and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which would materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business and our ability to generate revenue. As a result, we may not be able to exercise our rights in a timely manner and our business, financial condition and operations may be materially and adversely affected.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant PRC industry and commerce authorities. In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to certain authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or by seeking to gain control of our subsidiaries, the VIEs or any of their subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

The PRC regulation of loans and direct investments in PRC subsidiaries by offshore holding companies and governmental control of currency conversion may delay us from using working capital to make loan or additional capital contributions to our PRC subsidiaries, our affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

From time to time in the ordinary course of our business, we may (i) make loans to our PRC subsidiaries; (ii) make additional capital contributions to our PRC subsidiaries; (iii) establish new PRC subsidiaries and make capital contributions to them; and (iv) acquire offshore entities with business operations in the PRC in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our PRC subsidiaries cannot exceed a statutory limit and shall be filed with the State Administration of Foreign Exchange of the PRC, or the SAFE, after the loan agreement is signed and at least three business days before the borrower makes any drawdown under the loan; and

●	capital contributions to our PRC subsidiaries shall be filed with the MOFCOM and SAMR or their local counterparts and also be registered with the local banks authorized by the SAFE.

Currently, there is no statutory limit to the amount of funding we can provide to our PRC subsidiaries through capital contributions. However, the maximum amount we can loan to our PRC subsidiaries is subject to statutory limits. According to the current PRC laws and regulations, we can provide funding to our PRC subsidiaries through loans of up to either (i) the amount of the difference between the respective registered total investment amount and the registered capital of each of our PRC subsidiaries, or the Total Investment and Registered Capital Balance; or (ii) two times, or the then applicable statutory multiple, of the amount of their respective net assets, calculated in accordance with PRC GAAP, or the Net Assets Limit, at our election. If we choose to make a loan to a PRC subsidiary based on the Total Investment and Registered Capital Balance as of the date of this prospectus supplement, subject to the completion of statutory procedures with the relevant government authorities and banks, we may extend a loan with an estimated aggregate maximum amount of approximately RMB160.0 million to our PRC subsidiaries. We may increase the Total Investment and Registered Capital Balance of our PRC subsidiaries, which is subject to governmental procedures and may require a PRC subsidiary to increase its registered capital at the same time. If we choose to make a loan to a PRC entity based on its Net Assets Limit, the maximum amount we would be able to loan to the relevant PRC entity would depend on the relevant entity’s net assets and the applicable statutory multiple at the time of calculation. As of the date of this prospectus supplement, our PRC subsidiaries have negative net assets, and we cannot provide loans to them using the Net Assets Limit method.

In addition, on March 30, 2015, the SAFE promulgated the Circular on Reforming Management of the Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises, or Circular 19, a regulation regarding the conversion by a foreign-invested company of its capital contribution in foreign currency into Renminbi. Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capital of foreign-invested enterprises and allows foreign-invested enterprises to settle their foreign exchange capital at their discretion, but continues to prohibit foreign-invested enterprises from using the Renminbi fund converted from their foreign exchange capital for expenditures beyond their business scopes. In June 2016, the SAFE promulgated the Notice on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement, or Circular 16. Circular 19 and Circular 16 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capital for expenditure beyond its business scope, investment and financing (except for security investment or guarantee products issued by bank), providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use. On October 23, 2019, the SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, which, among other things, expanded the use of foreign exchange capital to domestic equity investment area. Non-investment foreign-funded enterprises are allowed to lawfully make domestic equity investments by using their capital on the premise of no violation of prevailing special administrative measures for access of foreign investments (negative list) and the authenticity and compliance with the regulations of domestic investment projects.

We expect that the PRC laws and regulations may continue to limit our use of our working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our entities in the PRC. If we fail to receive such registrations or approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Doing Business in China

Adverse changes in the PRC economic, political and social conditions, as well as possible interventions and influences of any government policies and actions, may materially and adversely affect our business, financial condition, results of operations, growth prospects, and the value of our ordinary shares.

Substantially all of our operations are conducted in China, and substantially all of our revenue is derived from China. Accordingly, our business, prospects, financial condition and results of operations are subject, to a significant extent, to economic, political and legal developments in China.

The economic, political and social conditions in the PRC differ from those in more developed countries in many respects, including structure, government involvement, level of development, growth rate, control of foreign exchange, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Before the adoption of its reform and opening up policies in 1978, the PRC was primarily a planned economy. In recent years, the PRC government has been reforming the PRC economic system and government structure. For example, the PRC government has implemented economic reforms and measures emphasizing the utilization of market forces in the development of the PRC economy in the past three decades. These reforms have resulted in significant economic growth and social prospects. Economic reform measures, however, may be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country.

We cannot predict whether the resulting changes will have any adverse effect on our current or future business, financial condition or results of operations. Despite these economic reforms and measures, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, and there can be no assurance that the PRC government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly.

Our ability to successfully expand our business operations in the PRC depends on a number of factors, including macro-economic and other market conditions, and credit availability from lending institutions. Stricter credit or lending policies in the PRC may affect our customers’ consumer credit or consumer banking business, and may also affect our ability to obtain external financing, which may reduce our ability to implement our expansion strategies. We cannot assure you that the PRC government will not implement any additional measures to tighten credit or lending standards, or that, if any such measure is implemented, it will not adversely affect our future results of operations or profitability.

Demand for our services and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

●	political instability or changes in social conditions of the PRC;

●	changes in laws, regulations, and administrative directives or the interpretation thereof;

●	measures which may be introduced to control inflation or deflation; and

●	measures changes in the rate or method of taxation.

These factors are affected by a number of variables, which are beyond our control.

Additionally, the outbreak of COVID-19 may have a material adverse impact on the overall economic outlook, economic growth and business sentiment in China, and may in turn influence the operation of our business. See “— Risks Related to Our Business and Operations — Any natural catastrophes, severe weather conditions, health epidemics, including COVID-19, and other extraordinary events could severely disrupt our business operations.”

Furthermore, our Company, the VIEs and their subsidiaries, and our investors may face uncertainty about future actions by the government of China that could significantly affect the VIEs and their subsidiaries’ financial performance and operations, including the enforceability of the contractual arrangements. We cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our ordinary shares may depreciate quickly. China’s economic, political and social conditions, as well as interventions and influences of any government policies, laws and regulations are uncertain and could have a material adverse effect on our business.

The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to our business and our shareholders.

Our business and operations in the PRC are governed by the PRC legal system that is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new and continue to evolve, interpretation and enforcement of these laws and regulations involve significant uncertainties and different degrees of inconsistency. Some of the laws and regulations are still in the developmental stage and are therefore subject to policy changes. Many laws, regulations, policies and legal requirements have only been recently adopted by PRC central or local government agencies, and their implementation, interpretation and enforcement may involve uncertainty due to the lack of established practice available for reference. We cannot predict the effect of future legal developments in the PRC, including the promulgation of new laws, changes in existing laws or their interpretation or enforcement, or the pre-emption of local regulations by national laws. As a result, there is substantial uncertainty as to the legal protection available to us and our shareholders. Moreover, due to the limited volume of published cases and the non-binding nature of prior court decisions, the outcome of dispute resolution may not be as consistent or predictable as in other more developed jurisdictions, which may limit the legal protection available to us. In addition, any litigation in the PRC may be protracted and result in substantial costs and the diversion of resources and management attention.

In addition, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of English language training service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the validity of our ordinary shares may depreciate significantly or become worthless.

PRC governmental control and restrictions on the convertibility of Renminbi may materially and adversely affect the value of your investments.

The PRC government imposes controls and restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our income is received in Renminbi and shortages in the availability of foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy their foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011 and was amended on December 29, 2018, and the Administrative Regulations on the Housing Funds, which became effective on April 3, 1999 and was amended on March 24, 2002 and March 24, 2019, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, since the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide Internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our websites are found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide Internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our websites are found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

The SAFE has promulgated certain regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or Circular 37, effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity for the purpose of overseas investment and financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle.” The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required registration with the SAFE, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or Notice 13, which became effective on June 1, 2015. Under Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Circular 37 will be directly reviewed and handled by banks, and the SAFE and its branches shall perform indirect regulation over the direct investment-related foreign exchange registration via banks.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since Circular 37 was recently issued, there remains uncertainty with respect to its implementation.

All PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations as required by Circular 37. We cannot assure you that any shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If any of them fail to make or update the registration, our PRC subsidiaries could be subject to fines and legal penalties, and the SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from contributing additional capital into our PRC subsidiaries. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

If we are classified as a PRC “resident enterprise,” we could be subject to PRC income tax at the rate of 25% on our worldwide income, and holders of our ordinary shares may be subject to a PRC withholding tax upon the dividends payable and upon gain from the sale of our ordinary shares.

Under the Enterprise Income Tax Law, or EIT Law, and its implementation rules, if an enterprise incorporated outside the PRC has its “de facto management body” located within the PRC, such enterprise may be recognized as a PRC tax resident enterprise and be subject to the unified enterprise income tax rate of 25% on its worldwide income. Under the implementation rules for the EIT Law, “de facto management body” is defined as the body that has material and overall management control over the business, personnel, accounts and properties of an enterprise. The SAT issued the Notice regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located inside China, stating that only a company meeting all the criteria would be deemed having its de facto management body within China. One of the criteria is that a company’s major assets, accounting books and minutes and files of its board and shareholders’ meetings are located or kept in the PRC. In addition, the SAT issued a bulletin on July 27, 2011, effective from September 1, 2011, providing further guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including residence status determination, post-determination administration and competent tax authorities. Although both SAT Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises and there are currently no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body” for companies like us controlled by PRC individuals, the determination criteria set forth in SAT Circular 82 and the bulletin may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax residency status of offshore enterprises and how the administration measures should be implemented with respect to such enterprises, regardless of whether they are controlled by PRC enterprises or PRC individuals.

Since all of our senior management members reside in the PRC, we may be recognized as a PRC tax resident enterprise for the purpose of the EIT Law and therefore would be subject to PRC income tax at the rate of 25% on our worldwide income. In such event, our income tax expenses may increase significantly and its net profit and profit margin could be materially and adversely affected.

Under the EIT Law, foreign enterprise shareholders of a PRC resident enterprise will be subject to a 10% (or 20% for an individual) withholding tax upon dividends received from the PRC resident enterprise and on gain recognized with respect to the sale of shares of the resident enterprise, if such amounts are deemed to be derived from sources within the PRC. Accordingly, if we are treated as a PRC resident enterprise, holders of our ordinary shares may be subject to a 10% (or 20% for an individual) withholding tax upon dividends received from us and on gain recognized with respect to the sale of our ordinary shares, unless such withholding tax is reduced by an applicable income tax treaty between China and the jurisdiction of the holder. Any such tax may reduce the returns on your investment in our ordinary shares.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Bulletin 7. The SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are the transferor in such transactions, and may be subject to withholding obligations if we are the transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in us that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we, our non-resident enterprises and PRC subsidiaries may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Employee participants in our share incentive plans who are PRC citizens may be required to register with the SAFE. We also face regulatory uncertainties in the PRC that could restrict our ability to grant share incentive awards to our employees who are PRC citizens.

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in a Stock Incentive Plan of an Overseas Publicly-Listed Company issued by the SAFE on February 15, 2012, or Circular 7, the PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. Such PRC individuals’ foreign exchange income received from the sale of shares and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in the PRC opened and managed by the PRC domestic agent before distribution to such individuals. In addition, such domestic individuals must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options and their purchase and sale of shares. The PRC domestic agent also needs to update registration with the SAFE within three months after the overseas-listed company materially changes its share incentive plan or make any new share incentive plans.

From time to time, we will need to apply for or update its registration with the SAFE or its local branches on behalf of employees who receive options or other equity-based incentive grants under our share incentive plans or material changes in our share incentive plans. However, we may not always be able to make applications or update its registration on behalf of employees in compliance with Circular 7, nor can we ensure you that such applications or update of registration will be successful. If we or the participants of its share incentive plans who are PRC citizens fail to comply with Circular 7, we and/or such participants of our share incentive plans may be subject to fines and legal sanctions, there may be additional restrictions on the ability of such participants to exercise their share options or remit proceeds gained from sale of their shares into the PRC, and we may be prevented from further granting share incentive awards under its share incentive plans to employees who are PRC citizens.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the annual report based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in the PRC and substantially all of our assets are located in PRC. In addition, all our senior executive officers reside within the PRC for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Fluctuations in the value of the Renminbi could have a material and adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors such as changes in political and economic conditions in the PRC. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation was halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, our securities in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of our securities in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Risks Related to this Offering and our Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our ordinary shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other education technology companies;

●	announcements by us or our competitors of new education services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our ordinary shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our ordinary shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on June 30, 2021 was negative US$36.50 million, or negative US$0.35 per ordinary share. After giving effect to the sale of our ordinary shares of approximately US$20.0 million in this offering at an offering price of US$0.60 per ordinary share, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2021 would have been US$37.02 million, or US$0.11 per ordinary share. This represents an immediate increase in net tangible book value of US$0.46 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.49 per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investor in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time- consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our could be greatly reduced or rendered worthless.

As an exempted company incorporated in the Cayman Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we do not plan to have a majority of independent directors serving on our board of directors or to establish a nominating committee and a compensation committee composed entirely of independent directors, and we are not required to seek shareholder approval for issuance 20% or more of our outstanding ordinary shares or voting power in a private offering. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may become a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States investors.

Based on the projected composition of our income and valuation of our assets, including goodwill, we are not expected to be a passive foreign investment company (“PFIC”) for its current taxable year, and we do not expect to become one in the future, although there can be no assurance in this regard. Although we do not expect to be a PFIC, it is not entirely clear how the contractual arrangements between our Company and the VIEs will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of the VIEs for U.S. federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC. If we are or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences to you if you are a U.S. investor. For example, if we are a PFIC, its U.S. investors will become subject to increased tax liabilities under U.S. federal income tax laws and regulations and will become subject to burdensome reporting requirements. We cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year.

Our amended and restated memorandum and articles of association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Our amended and restated memorandum and articles of association include provisions to limit the ability of others to acquire control of us or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If our board of directors decides to issue preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we were formed under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under the Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have the discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by shareholders, but are not obliged to make them available to shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice, shareholders may be afforded less protection than they otherwise would have under rules and regulations applicable to U.S. domestic issuers.

The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, or (ii) to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or shareholders than they would as shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and all of its assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We incur increased costs as a result of being a public company.

We are a public company and as a result, we have incurred, and expect to continue to incur significant accounting, legal and other expenses. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq, have detailed requirements concerning corporate governance practices of public companies, including Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal controls over financial reporting. We expect these rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2021, which are incorporated by reference into this prospectus supplement;

●	on a pro forma basis, to give effect to the issuance of 203,063,873 ordinary shares since June 30, 2021; and

●	on an as adjusted pro forma basis to give further effect to the issuance and sale of 33,333,334 ordinary shares at the offering price of US$0.60 per ordinary share, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2021
	Actual		Pro Forma		Pro Forma As Adjusted
	RMB	US$(1)	RMB	US$	RMB	US$(2)
	(in thousands, except share and per share data)
Shareholders’ Equity:
Ordinary Shares (US$0.0001 par value, 500,000,000 shares authorized, 104,745,637 shares issued outstanding as of June 30, 2021; 307,809,510 shares outstanding on a pro forma basis as of June 30, 2021; and 341,142,844 shares outstanding on a pro forma as adjusted basis as of June 30, 2021)	67	10	198	31	220	34
Additional paid-in capital	870,536	134,829	2,360,818	365,644	2,478,552	383,879
Accumulated deficit	(1,101,091)	(170,537)	(1,101,091)	(170,537)	(1,101,091)	(170,537)
Non-controlling interests	11,324	1,754	11,324	1,754	11,324	1,754
Total Shareholders’ Equity	(219,164)	(33,944)	1,271,249	196,892	1,389,005	215,130
Total Capitalization	653,381	101,196	1,927,781	298,575	2,136,544	330,909

Notes:

(1)	Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this table are made at RMB6.4566 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2021. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated above, or at all.

(2)	The preceding table excludes:

i.	5,316,025 ordinary shares underlying the 5,316,025 warrants (with the exercise price of $2.50 per share during the Temporary Reduction Period being reset to $0.30 per share) outstanding as of November 8, 2021;

ii.	11,000,000 shares reserved for issuance to the former Meten shareholders upon achievement of milestone targets; and

iii.	500,000 shares reserved under the unit purchase options granted to Chardan Capital Markets, LLC and I-Bankers Securities, Inc. (including 250,000 ordinary shares included in the units and 250,000 ordinary shares underlying the 250,000 warrants included in the units).

DILUTION

Our net tangible book value on June 30, 2021 was negative US$36.50 million, or negative US$0.35 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our ordinary shares of approximately US$20.0 million in this offering, at an offering price of US$0.60 per ordinary share, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2021 would have been US$37.02 million, or US$0.11 per ordinary share. This represents an immediate increase in net tangible book value of US$0.46 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.49 per ordinary share to the investor participating in this offering.

The following table illustrates this dilution per share to investors participating in this offering on a pro forma basis to give effect to the issuance and sale of our ordinary shares and pre-funded warrants of approximately US$59.98 million in a previous offering, at an offering price of US$0.30 per ordinary share and US$0.2999 per pre-funded warrant on September 3, 2021, and on a pro forma, as adjusted basis to give further effect to the issuance and sale of 33,333,334 ordinary shares at the offering price of US$0.60 per ordinary share, after deducting placement agent fees and estimated offering expenses payable by us:

	Pro Forma	Pro Forma As Adjusted

Public offering price per ordinary share	0.30	0.60
Net tangible book value per ordinary share as of June 30, 2021	(0.35)	(0.35)
Increase per ordinary share attributable to existing investors under this prospectus supplement	0.91	0.46
As Adjusted net tangible book value per ordinary share after this offering	0.56	0.11
Net tangible book value dilution per ordinary share to new investors	0.26	(0.49)

The foregoing table and discussion is based on 104,745,637 ordinary shares outstanding as of June 30, 2021.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$18.4 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the purposes and in the amounts set forth below:

●	30.0% of the net proceeds allocated to capital expenditure; and

●	70.0% of the net proceeds allocated to working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital was US$50,000 divided into 500,000,000 ordinary shares each with a par value of US$0.0001.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Classes of Ordinary Shares. We have only one class of ordinary shares with all shares carrying equal rights and ranking pari passu with one another

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our amended and restated memorandum and articles of association to be in effect assuming approval of all of the charter proposals and upon consummation of the Mergers.

Transfer of Ordinary Shares. Subject to the restrictions contained in our amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the registered office of us or such other place at which the principal register is kept in accordance with the law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of the board of directors or the chairman of the board of directors, and they shall on a member’s requisition forthwith proceed to convene a general meeting. A member’s requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of shareholders, provided that a general meeting or our shareholders shall be deemed to have been duly convened if it is so agreed:

(i)	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(ii)	in the case of an extraordinary general meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our articles of association and the Companies Act and may not be taken by written resolution of shareholders without a meeting.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any ordinary share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. However, we will in provide shareholders with the right to inspect the list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine

●	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PLAN OF DISTRIBUTION

Aegis Capital Corp. (the “placement agent” or “Aegis”) has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling ordinary shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. We have entered into a securities purchase agreement with certain investors pursuant to which we will sell to the investors 33,333,334 ordinary shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into a securities purchase agreement directly with the investors on November 9, 2021, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about November 12, 2021, subject to customary closing conditions.

We have agreed to pay the placement agent placement agent fees equal to 7.0% of the gross proceeds of this offering. In addition, we agree to pay all costs, fees and expenses incurred by us in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery, listing and qualification of the ordinary shares offered in this offering (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the ordinary shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of our counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of reports, schedules, forms, statements and other documents required to be filed by us under the Securities Act and the Exchange Act, and all amendments and supplements thereto, and the placement agency agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by us or the placement agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state Securities or blue sky laws or the Securities laws of any other country, and any supplements thereto, advising the placement agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by FINRA of the placement agent's participation in this offering and distribution of the ordinary shares offered in this offering; (viii) all fees and expenses associated with registering the Shares for resale as set forth in the securities purchase agreement; and (ix) $75,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Aegis’ counsel.

The following table shows per share and total placement agent fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per ordinary share	Total
Public offering price	$0.60	$20,000,000
Placement agent’s fees	$0.042	$1,400,000
Proceeds, before expenses, to us	$0.558	$18,600,000

After deducting certain fees and expenses due to placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$18.4 million.

Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least ten percent of the outstanding ordinary shares, have agreed for a period of 90 days, after the date of the lock-up agreements, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for the shares of the Company.

Securities Issuance Standstill

The Company has agreed, for a period of forty-five (45) days after November 12, 2021, that it will not, without the prior written consent of the placement agent, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions in the placement agency agreement.

Right of First Refusal

Pursuant to the terms of the placement agency agreement, if, for the period ending twelve (12) months from the closing of this offering, subject to certain exceptions set forth in the placement agency agreement, we or any of our subsidiaries (a) decide to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities (excluding any private placements conducted without any investment bank), Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities and to reimburse the placement agent related fees and expenses that may incur by the placement agent in investigating, preparing, pursuing or defending actions related to such civil liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. Prior to this offering, the placement agent has served as underwriter in two transactions involving underwritten public offerings completed on September 7, 2021 and May 26, 2021. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. laws.

EXPERTS

The consolidated financial statements of Meten Holding Group Ltd. (the “Company”) and its subsidiaries as of December 31, 2020 and the adjustments described in Note 1(b) that were applied to restate the financial statements for the year ended December 31, 2019 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Meten International Education Group (operating as Meten EdtechX Education Group Ltd. after the reverse recapitalization described in Note 1 to the financial statements) and the subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities as of December 31 2019, the related consolidated statements of comprehensive income (loss), changes in deficit, and cash flows for each of the year in the two-year period ended December 31, 2019, and the related notes, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, have been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG Huazhen LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

We have agreed to indemnify and hold KPMG Huazhen LLP harmless against and from any and all legal costs and expenses incurred by KPMG Huazhen LLP in successful defense of any legal action or proceeding that arises as a result of KPMG Huazhen LLP’s consent to the inclusion of its audit report on the past financial statements of Meten International Education Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, incorporated by reference in this prospectus supplement.

The registered business address of Audit Alliance LLP is No.20 Maxwell Road, #11-09, Maxwell House, Singapore.

The registered business address of KPMG Huazhen LLP is 15th Floor, China Resources Tower, 2666 Keyuan South Road, Nanshan District, Shenzhen, China 518052.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2020, as amended, initially filed with the SEC on April 30, 2021 and amended on May 7, 2021;

(2)	our current reports on Form 6-K furnished on May 20, 2021, May 26, 2021, July 8, 2021, July 8, 2021, July 14, 2021, August 4, 2021, August 18, 2021, September 1, 2021, September 7, 2021 and October 29, 2021, as amended on November 1, 2021;

(3)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 30, 2020 and May 26, 2020, respectively, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020, as amended, initially filed with the SEC on April 30, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

METEN HOLDING GROUP LTD.

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Tel: +86 755 8294-5250

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Up to US$150,000,000 of

Ordinary Shares,

Preferred Shares, Debt Securities, Warrants,

Rights and Units

METEN EDTECHX EDUCATION GROUP LTD.

We may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0001 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “METX.” On May 12, 2021, the last reported sale price of the ordinary shares on Nasdaq was US$1.39 per ordinary share.

Our warrants are listed on Nasdaq under the symbol “METXW.” On May 12, 2021, the last reported sale price of the warrants was US$0.22 per warrant.

We have experienced and may continue to experience price volatility in our ordinary shares. See related risk factors in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of May 12, 2021, was approximately US$53.5 million, which was calculated based on 38,478,159 ordinary shares held by non-affiliates and the per price of US$1.39, which was the closing price of our ordinary shares on Nasdaq on May 12, 2021. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“after-school language training” are to academic English language training services provided to K-12 students;

●	“we,” “us,” “our Company,” “the Company” and “our” are to Meten EdtechX Education Group Ltd. and its subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

●	“ELT” are to English language training;

●	“general ELT” are to services that help students improve their English language skills, particularly English communication skills;

●	“gross billings” are to the total amount of cash received for the sales of our products and services during a specific period of time, net of the total amount of refunds for that period, which is not a measure under U.S. GAAP;

●	“learning center” are to the physical establishment of an education facility providing general adult ELT, junior ELT and international standardized test preparation under our overseas training services at a specific geographic location in the PRC, directly operated by the VIEs and their respective subsidiaries or operated by franchise partners;

●	“offline ELT” are to our offline services, which include general adult ELT, junior ELT and overseas training services;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“student enrollments” or “student enrollment” are to the number of actual new sales contracts entered into between Meten and its students, excluding the number of refunded contracts and contracts with no revenue generated during a specified period of time;

●	“test-oriented ELT” are to services that help students achieve higher scores in specific standardize tests, including TOEFL, IELTS, GRE, SAT and other international standardized examinations;

●	“tier one cities” are to Beijing, Shanghai, Guangzhou and Shenzhen;

●	“tier two cities” are to provincial capitals, regional centers or economically developed cities in China, including, among others, Chengdu, Hangzhou, Chongqing, Wuhan and Tianjin;

●	“tier three cities” and “tier four cities” are to small- to mid-sized cities in China that are strategically located or have relatively developed or large local economy;

●	“dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“variable interest entities” or “VIEs” are to Shenzhen Meten International Education Co., Ltd., or Shenzhen Meten, and Shenzhen Likeshuo Education Co., Ltd., or Shenzhen Likeshuo, which are PRC companies in which Meten does not have equity interests but whose financial results have been consolidated by Meten in accordance with U.S. GAAP due to Meten having effective control over, and being the primary beneficiary of, these companies; and “affiliated entities” refers to VIEs, the VIEs’ direct and indirect subsidiaries, and the VIEs’ affiliated entities that are registered as private non-enterprise institutions under the PRC laws; and

●	years are to the calendar year from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our courses and other products and services;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to retain and increase our student enrollment;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to engage, train and retain new teachers and consultants;

●	our ability to maintain and improve technology infrastructure necessary to operate our online platform;

●	our expectations regarding the demand for, and market acceptance of, our services and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the ELT markets;

●	assumptions underlying or related to any of the foregoing;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

OUR COMPANY

Business Overview

We are one of the leading ELT service providers in China. China’s ELT market is segmented into general ELT, test-oriented ELT and after-school language training sectors. We offer a comprehensive ELT service portfolio comprising of general adult ELT, junior ELT, overseas training services, online ELT and other English language-related services to students from a wide range of age groups. We conduct our business through our offline-online business model designed to maximize compatibility within our business segments in order to scale up at relatively low costs.

As of December 31, 2020, we had a nationwide offline learning center network of 105 self-operated learning centers (including 20 learning centers under the “ABC” brand of ABC Education Group, which we acquired in June 2018) covering 28 cities in 15 provinces, autonomous regions and municipalities in China, and 13 franchised learning centers (including four franchised learning centers under the “ABC” brand) covering 12 cities in 11 provinces and municipalities in China. Leveraging our experience gained from operating offline learning centers, we launched our online English learning platform “Likeshuo” in 2014 to further expand our service reach to a larger student base. As of December 31, 2020, we had approximately 1.79 million registered users on our “Likeshuo” platform and cumulatively over 320,000 paying users who purchased our online ELT courses or trial lessons. As of the same date, the cumulative number of student enrollments for our online ELT courses since 2014 was approximately 180,000 and we had delivered over 5.35 million accumulated course hours to our students online. We also have opened five experiential marketing stores in China to enable our prospective students to obtain in-person experience of live streaming online ELT courses delivered on our “Likeshuo” platform. We take advantage of our business model of combining our offline learning center network and online platform to deepen our market penetration and further develop our business.

Our qualified personnel, centralized management system driven by artificial intelligence, and technical expertise enable us to create a learning environment that caters to the specific learning demands of our students. We have experienced teaching staff and development team members, who are supported by our centralized teaching and management systems to optimize our students’ learning experiences. As of December 31, 2020, we had a team of 1,824 full-time teachers, study advisors and teaching service staff, of which 826 were study advisors and teaching service staff for our offline and online businesses. As of the same date, we also had 163 full-time and part-time foreign teachers from English-speaking countries for our offline ELT services. We have a dedicated content development team focusing on developing practical and innovative education materials independently and in collaboration with our strategic partners. We have built highly centralized and scalable management systems to manage our teaching, marketing, finance and human resources activities across our offline and online businesses. In addition to our management systems, we have made significant investments in developing platforms and systems to support our teaching activities. For example, we utilize the intelligent tracking and learning coaching function of our artificial intelligence-driven teaching management systems to record and analyze our students’ real-time learning process and personalize the course content to address their learning needs.

Corporate Information

Our principal executive office is located at 3rd Floor, Tower A, Tagen Knowledge & Innovation Center, 2nd Shenyun West Road, Nanshan District, Shenzhen, Guangdong Province 518000, the People’s Republic of China. Our telephone number at this address is +86 755 8294-5250. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.investor.metenedu-edtechx.com. The information contained in our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of US$150,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 500,000,000 ordinary shares each with a par value of US$0.0001. As of the date of this prospectus, there are 64,325,637 ordinary shares issued and outstanding.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares and warrants.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Classes of Ordinary Shares. We have only one class of ordinary shares with all shares carrying equal rights and ranking pari passu with one another

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our amended and restated memorandum and articles of association to be in effect assuming approval of all of the charter proposals and upon consummation of the Mergers.

Transfer of Ordinary Shares. Subject to the restrictions contained in our amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the registered office of us or such other place at which the principal register is kept in accordance with the law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of the board of directors or the chairman of the board of directors, and they shall on a member’s requisition forthwith proceed to convene a general meeting. A member’s requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of shareholders, provided that a general meeting or our shareholders shall be deemed to have been duly convened if it is so agreed:

(i)	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(ii)	in the case of an extraordinary general meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our articles of association and the Companies Act and may not be taken by written resolution of shareholders without a meeting.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any ordinary share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. However, we will in provide shareholders with the right to inspect the list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine

●	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Warrants

Each warrant is exercisable to purchase one ordinary share of the Company at an exercise price of $11.50 per share, subject to adjustment. The warrants expire on March 30, 2025. No fraction of a share will be issued upon any exercise of a warrant. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder.

The Company may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder, and if, and only if, the reported last sale price of the ordinary shares (or the closing bid price of ordinary shares in the event the ordinary shares are not traded on any specific day) equals or exceeds $16.50 per share, subject to adjustment, for any 20 trading days within a 30 trading day period ending three business days before the redemption notice is sent to the warrant holders. The Company will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If the Company calls the warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Placement Warrants are identical to the other warrants of the Company, except that such Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial purchasers or their permitted transferees.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares and warrants are quoted on the Nasdaq under the symbols “METX” and “METXW,” respectively.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our Amended and Restated Memorandum and Articles of Association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provides that we shall indemnify our officers and directors for the time being and our liquidator or trustees (if any) for the time being acting in relation to any of the affairs of our company and each of them, and each of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Amended and Restated Memorandum and Articles of Association provides that any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our Amended and Restated Memorandum and Articles of Association and may not be taken by written resolution of shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company or tendered at a meeting of the board of directors; (iv) without special leave of absence from our board of directors, is absent from six consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements, sanctions screening, maintaining statutory registers, and compliance with statutory information sharing requirements), or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, and collateral arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$
Financial Industry Regulatory Authority fees	US$
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2020, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2020.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Meten EdtechX Education Group Ltd. (the “Company”) and the subsidiaries as of December 31, 2020 and the adjustments described in Note 1(b) that were applied to restate the financial statements for the year ended December 31,2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Meten International Education Group (operating as Meten EdtechX Education Group Ltd. after the reverse recapitalization described in Note 1 to the financial statements) and the subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities as of December 31 2019, the related consolidated statements of comprehensive income (loss), changes in deficit, and cash flows for each of the year in the two-year period ended December 31, 2019, and the related notes, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, have been incorporated by reference in this prospectus in reliance upon the report of KPMG Huazhen LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

We have agreed to indemnify and hold KPMG Huazhen LLP harmless against and from any and all legal costs and expenses incurred by KPMG Huazhen LLP in successful defense of any legal action or proceeding that arises as a result of KPMG Huazhen LLP’s consent to the inclusion of its audit report on the past financial statements of Meten International Education Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, incorporated by reference in this registration statement.

The registered business address of Audit Alliance LLP is No.20 Maxwell Road, #11-09, Maxwell House, Singapore.

The registered business address of KPMG Huazhen LLP is 15th Floor, China Resources Tower, 2666 Keyuan South Road, Nanshan District, Shenzhen, China 518052.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021;

(2)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 30, 2020 and May 26, 2020, respectively, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

METEN EDTECHX EDUCATION GROUP LTD.

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Tel: +86 755 8294-5250

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our counsel with respect to the laws of the Cayman Islands has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Our counsel has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Commerce & Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

33,333,334 Ordinary Shares

METEN EDTECHX EDUCATION GROUP LTD.

Prospectus Supplement

Placement Agent

Aegis Capital Corp.

November 9, 2021